Exhibit 10.1

Execution Version

Core Laboratories (U.S.) Interests Holdings, Inc., as Issuer

Core Laboratories N.V., as Parent Guarantor

$45,000,000 4.09% Senior Notes Series A due January 12, 2026

$15,000,000 4.38% Senior Notes Series B due January 12, 2028

______________

Note Purchase Agreement

______________

Dated October 16, 2020

4319729

Table of Contents

SectionHeadingPage

Section 1.	Authorization of Notes1
Section 2.	Sale and Purchase of Notes1
Section 2.1.	Notes1
Section 2.2.	Parent Guaranty2
Section 2.3.	Subsidiary Guaranty2
Section 3.	Closing2
Section 4.	Conditions to Closing3
Section 4.1.	Representations and Warranties3
Section 4.2.	Performance; No Default3
Section 4.3.	Compliance Certificates3
Section 4.4.	Opinions of Counsel4
Section 4.5.	Purchase Permitted By Applicable Law, Etc4
Section 4.6.	Sale of Other Notes4
Section 4.7.	Payment of Special Counsel Fees4
Section 4.8.	Private Placement Number4
Section 4.9.	Changes in Corporate Structure5
Section 4.10.	Funding Instructions5
Section 4.11.	Subsidiary Guaranty5
Section 4.12.	Proceedings and Documents5
Section 5.	Representations and Warranties of the Obligors5
Section 5.1.	Organization; Power and Authority5
Section 5.2.	Authorization, Etc.5
Section 5.3.	Disclosure6
Section 5.4.	Organization and Ownership of Shares of Subsidiaries; Affiliates6
Section 5.5.	Financial Statements; Material Liabilities7
Section 5.6.	Compliance with Laws, Other Instruments, Etc.7
Section 5.7.	Governmental Authorizations, Etc.7
Section 5.8.	Litigation; Observance of Agreements, Statutes and Orders8
Section 5.9.	Taxes8
Section 5.10.	Title to Property; Leases8
Section 5.11.	Licenses, Permits, Etc.9
Section 5.12.	Compliance with ERISA; Non-U.S. Plans9
Section 5.13.	Private Offering by the Obligors10
Section 5.14.	Use of Proceeds; Margin Regulations10
Section 5.15.	Existing Indebtedness; Future Liens11
Section 5.16.	Foreign Assets Control Regulations, Etc11

- i -

Section 5.17.	Status under Certain Statutes12
Section 5.18.	Environmental Matters12
Section 5.19.	Ranking of Obligations.13
Section 6.	Representations of the Purchasers13
Section 6.1.	Purchase for Investment; Accredited Investor13
Section 6.2.	Source of Funds13
Section 7.	Information as to the Obligors15
Section 7.1.	Financial and Business Information15
Section 7.2.	Officer’s Certificate17
Section 7.3.	Visitation18
Section 7.4.	Electronic Delivery19
Section 7.5.	Limitation on Disclosure Obligation.19
Section 8.	Payment and Prepayment of the Notes20
Section 8.1.	Maturity20
Section 8.2.	Optional Prepayments with Make-Whole Amount20
Section 8.3.	Prepayment for Tax Reasons21
Section 8.4.	Allocation of Partial Prepayments22
Section 8.5.	Maturity; Surrender, Etc.22
Section 8.6.	Purchase of Notes22
Section 8.7.	Make-Whole Amount and Modified Make-Whole Amount23
Section 8.8.	Payments Due on Non-Business Days24
Section 8.9.	Change in Control25
Section 9.	Affirmative Covenants.27
Section 9.1.	Compliance with Laws27
Section 9.2.	Insurance27
Section 9.3.	Maintenance of Properties27
Section 9.4.	Payment of Taxes and Claims28
Section 9.5.	Corporate Existence, Etc28
Section 9.6.	Books and Records28
Section 9.7.	Subsidiary Guarantors28
Section 9.8.	Priority of Obligations30
Section 9.9.	Most Favored Lender Status30
Section 10.	Negative Covenants.31
Section 10.1.	Transactions with Affiliates31
Section 10.2.	Merger, Consolidation, Etc31
Section 10.3.	Sales of Assets33
Section 10.4.	Line of Business34
Section 10.5.	Economic Sanctions, Etc.34
Section 10.6.	Limitation on Liens34

- ii -

Section 10.7.	Financial Covenants36
Section 11.	Events of Default37
Section 12.	Remedies on Default, Etc40
Section 12.1.	Acceleration40
Section 12.2.	Other Remedies41
Section 12.3.	Rescission41
Section 12.4.	No Waivers or Election of Remedies, Expenses, Etc41
Section 13.	Tax Indemnification; FATCA Information42
Section 14.	Registration; Exchange; Substitution of Notes45
Section 14.1.	Registration of Notes45
Section 14.2.	Transfer and Exchange of Notes45
Section 14.3.	Replacement of Notes46
Section 15.	Payments on Notes46
Section 15.1.	Place of Payment46
Section 15.2.	Payment by Wire Transfer46
Section 16.	Expenses, Etc47
Section 16.1.	Transaction Expenses47
Section 16.2.	Certain Taxes48
Section 16.3.	Survival48
Section 17.	Survival of Representations and Warranties; Entire Agreement48
Section 18.	Amendment and Waiver48
Section 18.1.	Requirements48
Section 18.2.	Solicitation of Holders of Notes49
Section 18.3.	Binding Effect, Etc50
Section 18.4.	Notes Held by Obligors, Etc50
Section 19.	Notices; English Language50
Section 20.	Reproduction of Documents51
Section 21.	Confidential Information51
Section 22.	Substitution of Purchaser52
Section 23.	Parent Guaranty53
Section 23.1.	Parent Guaranty53

- iii -

Section 23.2.	Obligations Absolute and Unconditional53
Section 23.3.	Intent57
Section 23.4.	Subrogation57
Section 23.5.	Preference58
Section 23.6.	Marshalling58
Section 23.7.	Financial Assistance58
Section 24.	Miscellaneous58
Section 24.1.	Successors and Assigns58
Section 24.2.	Accounting Terms59
Section 24.3.	Severability60
Section 24.4.	Construction, Etc60
Section 24.5.	Counterparts60
Section 24.6.	Governing Law60
Section 24.7.	Jurisdiction and Process; Waiver of Jury Trial61
Section 24.8.	Obligation to Make Payment in Dollars61
Section 24.9.	Taxes62

Signature63

- iv -

Schedule A—Information Relating to Purchasers

Schedule B—Defined Terms

Schedule 4.9	—Changes in Corporate Structure

Schedule 5.3	—Disclosure Materials

Schedule 5.4	—Subsidiaries of the Parent and Ownership of Subsidiary Stock; Affiliates

Schedule 5.5	—Financial Statements

Schedule 5.15	—Existing Indebtedness

Schedule 10.6	—Liens

Exhibit 1.1(A)	—Form of 4.09% Senior Notes Series A due January 12, 2026

Exhibit 1.1(B)	—Form of 4.38% Senior Notes Series B due January 12, 2028

Exhibit 2.2	—Form of Subsidiary Guaranty

Exhibit 4.4(a)(i)—Form of Opinion of U.S. Counsel to the Obligors

Exhibit 4.4(a)(ii)	—Form of Opinion of The Netherlands Counsel for the Parent

Exhibit 4.4(b)	—Form of Opinion of Special Counsel to the Purchasers

- v -

Core Laboratories (U.S.) Interests Holdings, Inc.
6316 Windfern Road
Houston, Texas  77040

Core Laboratories N.V.

Strawinskylaan 913, Tower A, Level 9
1077 XX Amsterdam

The Netherlands

$45,000,000 4.09% Senior Notes Series A due January 12, 2026

$15,000,000 4.38% Senior Notes Series B due January 12, 2028

October 16, 2020

To Each of the Purchasers Listed in

Schedule A Hereto:

Ladies and Gentlemen:

•

Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”) and Core Laboratories N.V., a Netherlands public company with limited liability (naamloze vennootschap) (the “Parent” and, together with the Company, the “Obligors”), each jointly and severally agrees with each of the purchasers whose names appear at the end hereof (each a “Purchaser” and collectively the “Purchasers”) as follows:

Section 1.	Authorization of Notes.

The Company will authorize the issue and sale of $45,000,000 4.09% Senior Notes Series A due January 12, 2026 (the “Series A Notes”) and $15,000,000 4.38% Senior Notes Series B due January 12, 2028 (the “Series B Notes,” and together with the Series A Notes, the “Notes”).  The Series A Notes and the Series B Notes shall be substantially in the form set out in Exhibit 1.1(A) and Exhibit 1.1(B), respectively.  Certain capitalized and other terms used in this Agreement are defined in Schedule B and, for purposes of this Agreement, the rules of construction set forth in Section 23.4 shall govern.

Section 2.	Sale and Purchase of Notes .

Section 2.1.Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.Parent Guaranty.  The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement are absolutely and unconditionally guaranteed by the Parent pursuant to the Parent Guaranty set forth in Section 23 hereof.

Section 2.3.Subsidiary Guaranty.  (a) The payment by the Company of all amounts due with respect to the Notes and the performance by each Obligor of its obligations under this Agreement are absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty dated as of even date herewith, which shall be substantially in the form of Exhibit 2.2 attached hereto, and otherwise in accordance with the provisions of Section 9.7 hereof.

•

(b)The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Obligors, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty), whether as a borrower, obligor and/or guarantor, from all obligations under the Bank Credit Agreement and the Obligors so certify to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Obligors shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of any Obligor for the purpose of such release, holders of the Notes shall receive equivalent consideration.

Section 3.	Closing.

This Agreement shall be executed and delivered in advance of the Closing at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, IL 60603, on October 16, 2020.  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 at 11:00 A.M., central daylight time, at a closing (the “Closing”) on January 12, 2021 or on such other Business Day thereafter on or prior to January 15, 2021 as may be agreed upon by the Company and the Purchasers.  At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least U.S.$100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Number 488029550409 at Bank of America, N.A., Dallas, Texas, for Core Laboratories (US) Interests Holdings, Inc., ABA No. 026009593, SWIFT No. BOFAUS3N.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3,

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

Section 4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.Representations and Warranties.

•(a)Representations and Warranties of the Obligors.  The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.

•(b)Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and at the time of the Closing.

Section 4.2.Performance; No Default.  Each Obligor and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by each such Obligor and each such Subsidiary Guarantor prior to or at the Closing.  From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), (i) no Default or Event of Default shall have occurred and be continuing, and (ii) no Change in Control shall have occurred.  Neither any Obligor nor any Subsidiary shall have entered into any transaction since the date of the Investor Presentation that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.Compliance Certificates.

(a)Officer’s Certificate.  Each Obligor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

(b)Secretary’s or Director’s Certificate. Each Obligor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary or a Director or other appropriate person, dated the date of the Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(c)Officer’s Certificate of the Subsidiary Guarantors.  Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)Secretary’s Certificate of the Subsidiary Guarantors.  Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

Section 4.4.Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Hunton Andrews Kurth LLP, U.S. counsel for the Obligors, and NautaDutilh N.V., Dutch counsel for the Parent, substantially in the respective forms set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Obligors hereby instruct their counsels to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special U.S. counsel and Dentons Europe LLP, the  Purchasers’ special Dutch counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.Payment of Special Counsel Fees. Without limiting the provisions of Section 16.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special U.S. counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.

Section 4.8.Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each Series of Notes.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Section 4.9.Changes in Corporate Structure.  Except as set forth in Schedule 4.9, neither Obligor nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number/Swift Code/IBAN and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.Subsidiary Guaranty.  The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Initial Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Initial Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

Section 4.12.Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Obligors.

Each Obligor represents and warrants to each Purchaser that, as of the date of this Agreement and the Closing:

Section 5.1.Organization; Power and Authority.  The Company is a corporation and the Parent is a public company with limited liability (naamloze vennootschap) duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of incorporation or formation, and is duly qualified as a foreign entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and, in the case of the Company, the Notes and to perform the provisions hereof and thereof.

Section 5.2.Authorization, Etc.  This Agreement has been duly authorized by all necessary corporate action on the part of each Obligor and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a legal,

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

valid and binding obligation of each Obligor enforceable against each Obligor in accordance with its terms, and upon execution and delivery thereof by the Company each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, except in each case as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.Disclosure.  The Obligors, through their agent, BofA Securities, Inc., have delivered to each Purchaser a copy of an Investor Presentation, dated September 2020 (the “Investor Presentation”), relating to the transactions contemplated hereby.  The Investor Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries.  This Agreement, the Investor Presentation and the documents, certificates or other writings delivered to the Purchasers by or on behalf of any Obligor in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Investor Presentation and such documents, certificates or other writings and financial statements delivered to each Purchaser prior to September 17, 2020 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2019 there has been no change in the financial condition, operations, business or properties of any Obligor or any of their respective Subsidiaries except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.  There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Parent’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Parent and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) of the Parent’s Affiliates, other than Subsidiaries, and (iii) of the Parent’s directors and senior officers.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Parent or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.Financial Statements; Material Liabilities.  The Obligors, through their agent, BofA Securities, Inc., have delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedules and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with Agreement Accounting Principles consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments).  The Obligors and their respective Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by any Obligor of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any of their respective Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, memorandum and articles of association, regulations or by‑laws, or any other agreement or instrument to which any Obligor or any of their respective Subsidiaries is bound or by which any Obligor or any of their respective Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any of their respective Subsidiaries.

Section 5.7.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Notes, including, without limitation, any thereof required in connection with the obtaining of Dollars to make payments under this Agreement or the Notes and the payment of such Dollars to Persons resident in the United States of America.  It is not necessary to ensure the legality, validity, enforceability or admissibility into evidence in The Netherlands of this Agreement, the Subsidiary Guaranty or the Notes that any thereof or any other document be filed, recorded or enrolled with

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

any Governmental Authority, or that any such agreement or document be stamped with any stamp, registration or similar transaction tax.

Section 5.8.Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of any Obligor, threatened against or affecting any Obligor or any of their respective Subsidiaries or any property of any Obligor or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)Neither any Obligor nor any of their respective Subsidiaries is (i) in default under any term of any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes.  The Obligors and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Obligors or their respective Subsidiaries, as the case may be, has established adequate reserves in accordance with Agreement Accounting Principles.  Neither Obligor knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Obligors and their respective Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate.

•

No liability for any Tax, directly or indirectly, imposed, assessed, levied or collected by or for the account of any Governmental Authority of The Netherlands or any political subdivision thereof will be incurred by any Obligor or any holder of a Note as a result of the execution or delivery of this Agreement or the Notes and no deduction or withholding in respect of Taxes imposed by or for the account of The Netherlands or, to the knowledge of any Obligor, any other Taxing Jurisdiction, is required to be made from any payment by any Obligor under this Agreement or the Notes except for any such liability, withholding or deduction imposed, assessed, levied or collected by or for the account of any such Governmental Authority of The Netherlands arising out of circumstances described in clause (a), (b) or (c) of Section 13.

Section 5.10.Title to Property; Leases.  Each Obligor and its respective Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Obligor or any of their respective

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Subsidiaries after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.Licenses, Permits, Etc.  (a) Each Obligor and its respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)To the best knowledge of each Obligor, no product of any Obligor or any of their respective Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the best knowledge of each Obligor, there is no Material violation by any Person of any right of any Obligor or any of their respective Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Obligor or any of its Subsidiaries.

Section 5.12.Compliance with ERISA; Non-U.S. Plans.  (a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $5,000,000 in the case of any single Plan and by more than $5,000,000 in the aggregate for all Plans.  The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Plan that is funded, determined as of the end of the Parent’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not exceed the current value of the assets of such Non-U.S. Plan allocable to such benefit liabilities by more than $5,000,000.  The term “benefit liabilities” has the meaning specified in

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)The Obligors and their ERISA Affiliates have not incurred (i) withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material or (ii) any obligation in connection with the termination of or withdrawal from any Non-U.S. Plan that individually or in the aggregate are Material.

(d)The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its respective Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

(f)All Non-U.S. Plans have been established, operated, administered and maintained in compliance with all laws, regulations and orders applicable thereto, except where failure so to comply could not be reasonably expected to have a Material Adverse Effect.  All premiums, contributions and any other amounts required by applicable Non-U.S. Plan documents or applicable laws to be paid or accrued by the Parent and any foreign Subsidiary have been paid or accrued as required, except where failure so to pay or accrue could not be reasonably expected to have a Material Adverse Effect.

Section 5.13.Private Offering by the Obligors.  Neither any Obligor nor anyone acting on their behalf has offered the Notes or the Parent Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than twenty (20) other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither Obligor nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Parent Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.14.Use of Proceeds; Margin Regulations.  The Obligors will apply the net proceeds of the sale of the Notes hereunder to refinance indebtedness and for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve any Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Parent and its Subsidiaries and the Parent does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Indebtedness; Future Liens .  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness (other than intercompany Indebtedness) of the Obligors and their Subsidiaries as of August 31, 2020 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness (other than intercompany Indebtedness) of any Obligor or its respective Subsidiaries.  Neither any Obligor nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness (other than intercompany Indebtedness) of any Obligor or such Subsidiary and no event or condition exists with respect to any Indebtedness (other than intercompany Indebtedness) of any Obligor or any of its respective Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness (other than intercompany Indebtedness) to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Except as disclosed in Schedule 5.15, neither any Obligor nor any of their respective Subsidiaries has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.6.

(c)Neither any Obligor nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of any Obligor or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness (other than intercompany Indebtedness) of any Obligor, except as specifically indicated in Schedule 5.15.

Section 5.16.Foreign Assets Control Regulations, Etc.  (a) Neither any Obligor nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b)Neither any Obligor nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to any Obligor’s knowledge, is under

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.

(c)No part of the proceeds from the sale of the Notes hereunder:

(i)constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Obligor or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii)will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or

(iii)will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.

(d)The Obligors have established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Obligors and each Controlled Entity are and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.

Section 5.17.Status under Certain Statutes.  Neither any Obligor nor any of its respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.Environmental Matters.  (a) Neither any Obligor nor any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against any Obligor or any of their respective Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)Neither any Obligor nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(c)Neither any Obligor nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in violation of any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)Neither any Obligor nor any of their respective Subsidiaries has disposed of any Hazardous Materials in violation of any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)All buildings on all real properties now owned, leased or operated by any Obligor or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.19.Ranking of Obligations.  Each Obligor’s payment obligations under this Agreement and the Notes will, upon issuance of the Notes, rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor.

Section 6.	Representations of the Purchasers.

Section 6.1.Purchase for Investment; Accredited Investor.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.  Each Purchaser severally represents that it is an “accredited investor,” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

Section 6.2.Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to the Obligors

Section 7.1.Financial and Business Information.  The Obligors shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor (and for purposes of this Agreement the information required by this Section 7.1 shall be deemed delivered on the date of delivery of such information in the English language or the date of delivery of an English translation thereof):

(a)Interim Statements — promptly after the same are available and in any event within 45 days (or, if earlier, the date on which such financial statements are delivered under any Material Credit Facility) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal period, and

(ii)consolidated statements of operations, changes in equity and cash flows of the Parent and its Subsidiaries, for such fiscal period and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with Agreement Accounting Principles applicable to interim financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;

(b)Annual Statements — promptly after the same are available and in any event within 90 days (or, if earlier, the date on which such financial statements are delivered

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

under any Material Credit Facility) after the end of each fiscal year of the Parent, duplicate copies of

(i)a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, and

(ii)consolidated statements of operations, changes in equity and cash flows of the Parent and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Agreement Accounting Principles, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized international standing, which opinion shall state that such financial statements present fairly, in all material respects the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with Agreement Accounting Principles, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;

(c)SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, circular, notice, proxy statement or similar document sent by any Obligor or any Subsidiary (x) to its creditors under any Material Credit Facility (excluding information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing and borrowing availability) or (y) to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by any Obligor or any Subsidiary with the SEC or any similar Governmental Authority or securities exchange and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

(d)Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;

(e)Employee Benefits Matters — promptly, and in any event within 5 days after a Responsible Officer becoming aware of any of the following, a written notice setting

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

forth the nature thereof and the action, if any, that any Obligor or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

(iii)any event, transaction or condition that could result in the incurrence of any liability by any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or

(iv)receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

(f)Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to any Obligor or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

(g)Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of any Obligor or any of its Subsidiaries or relating to the ability of the Obligors to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of a Note, including information readily available to either Obligor explaining the Parent’s financial statements if such information has been requested by the SVO in order to assign or maintain a designation of the Notes.

Section 7.2.Officer’s Certificate.  Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Obligors were in compliance

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

with the requirements of Section 10 during the interim or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations), and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence together with a reconciliation of such financial statements with any Change in Lease Accounting Standard (if there has been a Change in Lease Accounting Standard since the date of this Agreement) showing in reasonable detail the effect of the application of GAAP in effect at such time and GAAP in effect as of December 31, 2018.  In the event that any Obligor or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 24.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from Agreement Accounting Principles with respect to such election;

(b)Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the interim or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of any Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or proposes to take with respect thereto; and

(c)Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.

Section 7.3.Visitation.  The Obligors shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to any Obligor, to visit the principal executive offices of the Obligors, to discuss the affairs, finances and accounts of such Obligor and its Subsidiaries with the Obligors’ officers, and (with the consent of the Obligors, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Obligors, which consent will not be unreasonably withheld), all at such reasonable times and as often as may be reasonably requested in writing; and

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(b)Default — if a Default or Event of Default then exists, at the expense of the Obligors to visit and inspect any of the principal executive offices or properties of the Obligors, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Obligors authorize said accountants to discuss the affairs, finances and accounts of the Obligors and their Subsidiaries), all at such times and as often as may be requested.

Section 7.4.Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Obligors pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Obligors satisfies any of the following requirements with respect thereto:

(a)such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are delivered to each Purchaser and each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to any Obligor; or

(b)such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(c) are timely posted by or on behalf of the Obligors on IntraLinks or on any other similar website to which each holder of Notes has free access or are made available on its home page on the internet, which is located at http://corelab.com as of the date of this Agreement;

provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 21 of this Agreement); provided further, that in the case of clause (b), the Obligors shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 19, of such posting or availability in connection with each delivery; and provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Obligors will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

Section 7.5.Limitation on Disclosure Obligation.  The Obligors shall not be required to disclose the following information pursuant to Section 7.1(c)(i)(x), 7.1(g) or 7.3:

(a)information that the Obligors determine after consultation with counsel qualified to advise on such matters that, notwithstanding the confidentiality requirements of Section 21, it would be prohibited from disclosing by applicable law or regulations without making public disclosure thereof; or

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(b)information that, notwithstanding the confidentiality requirements of Section 21, the Obligors are prohibited from disclosing by the terms of an obligation of confidentiality contained in any agreement with any non-Affiliate binding upon the Obligors and not entered into in contemplation of this clause (b), provided that the Obligors shall use commercially reasonable efforts to obtain consent from the party in whose favor the obligation of confidentiality was made to permit the disclosure of the relevant information and provided further that the Obligors have received a written opinion of counsel confirming that disclosure of such information without consent from such other contractual party would constitute a breach of such agreement.

Promptly after determining that the Obligors are not permitted to disclose any information as a result of the limitations described in this Section 7.5, the Obligors will provide each of the holders with an Officer’s Certificate describing generally the requested information that the Obligors are prohibited from disclosing pursuant to this Section 7.5 and the circumstances under which the Obligors are not permitted to disclose such information.  Promptly after a request therefor from any holder of Notes that is an Institutional Investor, the Obligors will provide such holder with a written opinion of counsel (which may be addressed to the Obligors) relied upon as to any requested information that the Obligors are prohibited from disclosing to such holder under circumstances described in this Section 7.5.

Section 8.	Payment and Prepayment of the Notes.

Section 8.1. Maturity.  As provided therein, the entire unpaid principal balance of the Notes of each Series shall be due and payable on the respective stated Maturity Date thereof.

Section 8.2.Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 18.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Section 8.3.Prepayment for Tax Reasons.  (a) If at any time as a result of a Change in Tax Law (as defined below) any Obligor is or becomes obligated to make any Additional Payments (as defined below) in respect of any payment of interest on account of any of the Notes in an aggregate amount for all affected Notes equal to 10% or more of the aggregate amount of such interest payment on account of all of the Notes, the Company may give the holders of all affected Notes irrevocable written notice (each, a “Tax Prepayment Notice”) of the prepayment of such affected Notes on a specified prepayment date (which shall be a Business Day not less than 30 days nor more than 60 days after the date of such notice) and the circumstances giving rise to the obligation of any Obligor to make any Additional Payments and the amount thereof and stating that all of the affected Notes shall be prepaid on the date of such prepayment at 100% of the principal amount so prepaid together with interest accrued thereon to the date of such prepayment plus an amount equal to the Modified Make-Whole Amount for each such Note, except in the case of an affected Note if the holder of such Note shall, by written notice given to the Company no more than 20 days after receipt of the Tax Prepayment Notice, reject such prepayment of such Note (each, a “Rejection Notice”).  Such Tax Prepayment Notice shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Modified Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  The form of Rejection Notice shall also accompany the Tax Prepayment Notice and shall state with respect to each Note covered thereby that execution and delivery thereof by the holder of such Note shall operate as a permanent waiver of such holder's right to receive the Additional Payments arising as a result of the circumstances described in the Tax Prepayment Notice in respect of all future payments of interest on such Note (but not of such holder's right to receive any Additional Payments that arise out of circumstances not described in the Tax Prepayment Notice or which exceed the amount of the Additional Payment described in the Tax Prepayment Notice), which waiver shall be binding upon all subsequent transferees of such Note.  The Tax Prepayment Notice having been given as aforesaid to each holder of the affected Notes, the principal amount of such Notes together with interest accrued thereon to the date of such prepayment plus the Modified Make-Whole Amount shall become due and payable on such prepayment date, except in the case of Notes the holders of which shall timely give a Rejection Notice as aforesaid.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of a Note being so prepaid a certificate of a Senior Financial Officer specifying the calculation of such Modified Make-Whole Amount as of such prepayment date.

(b)No prepayment of the Notes pursuant to this Section 8.3 shall affect the obligation of any Obligor to pay Additional Payments in respect of any payment made on or prior to the date of such prepayment.  For purposes of this Section 8.3, any holder of more than one affected Note may act separately with respect to each affected Note so held (with the effect that a holder of more than one affected Note may accept such offer with respect to one or more affected Notes so held and reject such offer with respect to one or more other affected Notes so held).

(c)The Company may not offer to prepay or prepay Notes pursuant to this Section 8.3 (i) if a Default or Event of Default then exists, (ii) until the Company shall have taken commercially reasonable steps to mitigate the requirement to make the related Additional Payments or (iii) if the obligation to make such Additional Payments directly results or resulted

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

from actions taken by any Obligor or any of their Subsidiaries (other than actions required to be taken under applicable law), and any Tax Prepayment Notice given pursuant to this Section 8.3 shall certify to the foregoing and describe such mitigation steps, if any.

(d)For purposes of this Section 8.3: “Additional Payments” means additional amounts required to be paid to a holder of any Note pursuant to Section 13 by reason of a Change in Tax Law; and a “Change in Tax Law” means (individually or collectively with one or more prior changes) (i) an amendment to, or change in, any law, treaty, rule or regulation of The Netherlands after the date of the Closing, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation after the date of the Closing, which amendment or change is in force and continuing and meets the opinion and certification requirements described below or (ii) in the case of any other jurisdiction that becomes a Taxing Jurisdiction after the date of the Closing, an amendment to, or change in, any law, treaty, rule or regulation of such jurisdiction, or an amendment to, or change in, an official interpretation or application of such law, treaty, rule or regulation, in any case after such jurisdiction shall have become a Taxing Jurisdiction, which amendment or change is in force and continuing and meets such opinion and certification requirements.  No such amendment or change shall constitute a Change in Tax Law unless the same would in the opinion of any Obligor (which shall be evidenced by an Officer’s Certificate of such Obligor and supported by a written opinion of counsel having recognized expertise in the field of taxation in the relevant Taxing Jurisdiction, both of which shall be delivered to all holders of the Notes prior to or concurrently with the Tax Prepayment Notice in respect of such Change in Tax Law) affect the deduction or require the withholding of any Tax imposed by such Taxing Jurisdiction on any payment payable on the Notes.

Section 8.4.Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.5.Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Modified Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount or Modified Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.Purchase of Notes.  The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes and (b) pursuant to an offer to purchase made by an Obligor or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days.  If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Obligors shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of the Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 7 Business Days from its receipt of such notice to accept such offer.  Such Obligor will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.Make-Whole Amount and Modified Make-Whole Amount.

The terms “Make-Whole Amount” and “Modified Make-Whole Amount” mean, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that neither the Make-Whole Amount nor the Modified Make-Whole Amount may in any event be less than zero.  For the purposes of determining the Make-Whole Amount and/or Modified Make‑Whole Amount, the following terms have the following meanings:

“Applicable Percentage” in the case of a computation of the Modified Make-Whole Amount for purposes of Section 8.3 means 1.00% (100 basis points), and in the case of a computation of the Make-Whole Amount for any other purpose means 0.50% (50 basis points).

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of the (x) Applicable Percentage plus (y) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) the Applicable Percentage plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2, 8.3 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or Section 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.8.Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) except as set forth in clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount or Modified Make‑Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.9.Change in Control. (a) Notice of Change in Control. The Company will, within 15 Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes and such notice shall contain and constitute an offer to prepay Notes of each Series as described in subparagraph (b) of this Section 8.9 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.9.

(b)Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.8 shall be an offer to prepay, in accordance with and subject to this Section 8.9, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) and, such date shall be not less than 20 days and not more than 30 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th day after the date of such offer).

(c)Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.9 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.9 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.9 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment (without the payment of any Make-Whole Amount).  The prepayment shall be made on the Proposed Prepayment Date.

(e)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.9 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.9; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.9 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(f)“Change in Control” Defined.  “Change in Control” means an event or series of events by which:

(i)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of fifty percent (50%) or more of the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(ii)fifty percent (50%) or more of the members of the board of directors or other appropriate body of the Parent on any date shall not have been (a) members of the  board of directors or other appropriate body of the Parent on the date 12 months prior to such date or (b) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the board of directors or other appropriate body of the Parent as constituted on the date 12 months prior to such date; or

(iii)any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Parent, or control over the equity securities of the Parent entitled to vote for members of the board of directors or equivalent governing body of the Parent on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing fifty percent (50%) or more of the combined voting power of such securities; or

(iv)all or substantially all of the assets of the Parent are sold in a single transaction or series of related transactions to any Person; or

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(v)the Parent merges or consolidates with or into any other Person, with the effect that immediately after such transaction the stockholders of the Parent immediately prior to such transaction hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction; or

(vi)the Parent shall cease to own or control, directly or indirectly, one-hundred percent (100%) of the equity securities of the Company.

Section 9.	Affirmative Covenants.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, each Obligor covenants that:

Section 9.1.Compliance with Laws.  Without limiting Section 10.5, each Obligor will, and will cause each of its respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.Insurance.  Each Obligor will, and will cause each of its respective Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.Maintenance of Properties.  Each Obligor will, and will cause each of its respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section 9.3 shall not prevent any Obligor or any of their respective Subsidiaries from discontinuing the operation and the maintenance of any of their respective properties if such discontinuance is desirable in the conduct of their respective business and such Obligor or such Subsidiary has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Section 9.4.Payment of Taxes and Claims.  Each Obligor will, and will cause each of its respective Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor or any of their respective Subsidiaries, provided that neither any Obligor nor any of their respective Subsidiaries need pay any such tax, assessment, charge or levy if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or any of its respective Subsidiaries has established adequate reserves therefor in accordance with Agreement Accounting Principles on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 9.5.Corporate Existence, Etc.  Subject to Section 10.2, each Obligor will at all times preserve and keep in full force and effect its corporate existence.  Subject to Sections 10.2 and 10.3, each Obligor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into an Obligor or a Wholly‑Owned Subsidiary) and all rights and franchises of each Obligor and its respective Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section  9.6.Books and Records.  Each Obligor will, and will cause each of its respective Subsidiaries to, maintain proper books of record and account in conformity with Agreement Accounting Principles and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over such Obligor or such Subsidiary, as the case may be.  Each Obligor will, and will cause each of its respective Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets.  The Obligors and their Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and each Obligor will, and will cause each of its respective Subsidiaries to, continue to maintain such system.

Section 9.7.Subsidiary Guarantors.  (a) The Obligors will cause each of their Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(i)enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Amount, Modified Make‑Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(ii)deliver the following to each holder of a Note:

(A)an executed counterpart of such Subsidiary Guaranty;

(B)a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11 and 5.18 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(C)all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(D)an opinion of counsel (who may be in-house counsel for the Parent who is licensed to practice law in the State of New York) reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

Notwithstanding the foregoing, the Obligors shall not be required to comply with this Section 9.7(a) until the date of Closing.

(b)At the election of the Obligors and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Officer certifying as to the matters set forth in clauses (i) through (iv).  In the event of any such release, for purposes of Section 10.7(c), all Indebtedness of such Subsidiary shall be deemed to have been incurred concurrently with such release.

Section 9.8.Priority of Obligations. Each Obligor will ensure that its payment obligations under this Agreement and the Notes, and the payment obligations of any Subsidiary Guarantor under its Subsidiary Guaranty, will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Obligor and such Subsidiary Guarantor, as applicable.

Section 9.9.Most Favored Lender Status.  (a) If at any time a Material Credit Facility contains any financial covenant, which is quantifiable or numerical in nature (for the avoidance of doubt, any restricted payment covenant shall be considered a financial covenant), or any definition therein (regardless of whether such financial covenant is labeled or otherwise characterized as a financial covenant or a definition used in a financial covenant)  that is more favorable to the lenders under such Material Credit Facility than that contained in this Agreement (any such provision (including any necessary definition), a “More Favorable Covenant”), then the Company shall provide a Most Favored Lender Notice in respect of such More Favorable Covenant.  Unless waived in writing by the Required Holders within 15 days after each holder’s receipt of such notice, such More Favorable Covenant shall be deemed automatically incorporated by reference into Section 9 of this Agreement, mutatis mutandis, as if set forth in full herein, effective as of the date when such More Favorable Covenant shall have become effective under such Material Credit Facility; provided, that the failure of the Company to deliver the Most Favored Lender Notice as provided for herein shall not affect the automatic incorporation of such More Favorable Covenant.

(b)Any More Favorable Covenant incorporated into this Agreement (herein referred to as an “Incorporated Covenant”) pursuant to this Section 9.9 (i) shall be deemed automatically amended herein to reflect any subsequent amendments made to such More Favorable Covenant under the applicable Material Credit Facility; provided that, if a Default or an Event of Default then exists and the amendment of such More Favorable Covenant would make such covenant less restrictive on the Company, such Incorporated Covenant shall only be deemed automatically amended at such time, if it should occur, when such Default or Event of Default no longer exists and (ii) shall be deemed automatically deleted  from this Agreement the earlier of such time as (x) such More Favorable Covenant is deleted or otherwise removed from the applicable Material Credit Facility, or (y) such applicable Material Credit Facility ceases to be a Material Credit Facility or shall be terminated; provided that, if a Default or an Event of Default then exists, such Incorporated Covenant shall only be deemed automatically deleted from this Agreement at such time, if it should occur, when such Default or Event of Default no longer exists; provided further, however, that if any fee or other consideration shall be given to the lenders under such Material Credit Facility for such amendment or deletion, the equivalent of such fee or other consideration shall be given, pro rata, to the holders of the Notes.

(c)“Most Favored Lender Notice” means, in respect of any More Favorable Covenant, a written notice to each of the holders of the Notes delivered promptly, and in any event within twenty Business Days after the inclusion of such More Favorable Covenant in any Material Credit

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Facility (including by way of amendment or other modification of any existing provision thereof) from a Responsible Officer referring to the provisions of this Section 9.9 and setting forth a reasonably detailed description of such More Favorable Covenant (including any defined terms used therein) and related explanatory calculations, as applicable.

(d)Notwithstanding the foregoing, no covenant, definition or default expressly set forth in this Agreement as of the date of this Agreement (or incorporated into this Agreement by an amendment or modification to this Agreement other than pursuant to this Section 9.9) shall be deemed to be amended or deleted in any respect by virtue of the provisions of this Section 9.9.

(e)The Purchasers acknowledge that, as of the date of the Closing, each Purchaser has received a copy of the Bank Credit Agreement and the Company is not required to provide any further notice of any Incorporated Covenant integrated into this Agreement pursuant to this Section 9.9 as of the date of the Closing.  For purposes of certainty, Section 7.05 (Restricted Disbursements and Acquisitions), Section 7.13(a)(Coverage Ratio) and Section 7.13(b) (Leverage Ratio) of the Bank Credit Agreement and the corresponding sections of each other Material Credit Facility shall be automatically incorporated by reference into Section 9.9 of this Agreement on the date of Closing.   After the date of Closing, the term “financial covenant” shall include any other covenant that requires the Company or any Subsidiary (1) to maintain any level of financial performance (including without limitation, any specified level of net worth, cash flows or net income, or any requirement to maintain a specified ratio of indebtedness to a cash flow metric, equity or total capitalization), or (2) to maintain any measure of its ability to service its indebtedness (including, without limitation, exceeding any specified ratio of revenues, cash flow or income to interest expense, rental expense, and/or fixed charges).

Section 10.	Negative Covenants.
•	From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, each Obligor covenants that:

Section 10.1.Transactions with Affiliates.  The Obligors will not and will not permit any of its respective Subsidiaries to enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than any Obligor or any of their respective Subsidiaries), except in the ordinary course and pursuant to the reasonable requirements of such Obligor’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm’s‑length transaction with a Person not an Affiliate.

Section 10.2.Merger, Consolidation, Etc.  The Obligors will not, and will not permit any of its respective Subsidiaries to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(1)any Subsidiary of the Obligors may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) any Obligor or a wholly-owned Subsidiary so long as in any merger or consolidation involving any Obligor, such Obligor shall be the surviving or continuing corporation and so long as in any merger or consolidation of the Company and the Parent, the Parent shall be the surviving or continuing corporation, or (ii) any other Person so long as the survivor is a Subsidiary of either Obligor, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3; and

(2)the foregoing restriction does not apply to the consolidation or merger of any Obligor with, or the conveyance, transfer or lease of substantially all of the assets of any Obligor in a single transaction or series of transactions to, any Person so long as:

(a)the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Obligor as an entirety, as the case may be (the “Successor Corporation”), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof, the District of Columbia or The Netherlands;

(b)if such Obligor is not the Successor Corporation, such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (including the Parent Guaranty and each Supplement thereto) and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Successor Corporation shall have caused to be delivered to each holder of Notes (A) an opinion of internationally recognized independent counsel, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and complies with the terms hereof, and (B) a ratification and acknowledgment from each Subsidiary Guarantor that the Subsidiary Guaranty continues in full force and effect (to the extent that such Subsidiary Guaranty has not been released in accordance with Section 2.3(b)); and

(c)immediately before and after giving effect to such transaction no Default or Event of Default would exist (it being agreed that, for purposes of determining compliance with Section 10.7(b), such transaction shall be treated on a pro forma basis for the relevant period as having been consummated as of the last day of the immediately preceding fiscal quarter).

No such conveyance, transfer or lease of all or substantially all of the assets of any Obligor shall have the effect of releasing such Obligor or Successor Corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

The provisions of this Section 10.2 shall not limit the rights of the holders of Notes under Section 8.9.

Section 10.3.Sales of Assets.   The Obligors will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any Substantial Part (as defined below) of the assets of the Obligors and their Subsidiaries; provided, however, that any Obligor or any Subsidiary may sell, lease or otherwise dispose of assets constituting a Substantial Part of the assets of the Parent and its Subsidiaries if such assets are sold in an arm’s length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of Substantial Part set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1)to acquire productive assets used or useful in carrying on the business of the Obligors and their Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2)to prepay or retire Senior Indebtedness of the Obligors and/or their Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount.  Any offer of prepayment of the Notes pursuant to this Section 10.5 shall be given to each holder of the Notes by written notice that shall be delivered not less than fifteen (15) days and not more than sixty (60) days prior to the proposed prepayment date.  Each such notice shall state that it is given pursuant to this Section and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes.  Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 10.3 shall be deemed to constitute a rejection of such offer by such holder.  Prepayment of Notes pursuant to this Section 10.5 shall be made in accordance with Section 8.2 (but without payment of the Make-Whole Amount).

A sale, lease or other disposition of assets shall be deemed to be a “Substantial Part” of the assets of the Parent and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Parent and its Subsidiaries during any period of 12 consecutive months, exceeds 10% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the fiscal quarter of the Parent immediately preceding such sale, lease or other disposition); provided that there shall be excluded from any determination of a “Substantial Part” any (i) sale or disposition of assets in the ordinary course of business of the Parent and its Subsidiaries, (ii) any transfer of assets from the Parent to any Subsidiary or from any Subsidiary to the Parent or a Subsidiary, and (iii) any sale or transfer of

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

property acquired by the Parent or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Parent or any Subsidiary if the Parent or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

Section 10.4.Line of Business.  The Obligors will not and will not permit any of its respective Subsidiaries to engage in any business if, as a result, the general nature of the business in which such Obligor and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which such Obligor and its respective Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Investor Presentation.

Section 10.5.Economic Sanctions, Etc.  The Obligors will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.6.Limitation on Liens.  The Obligors will not and will not permit any of its respective Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien upon any property, assets or revenues of any Obligor or any of their respective Subsidiaries, whether now owned or hereafter acquired, other than the following:

(a)statutory Liens for taxes or other assessments that are not yet delinquent (or that, if delinquent, are being contested in good faith by appropriate proceedings and for which the Obligors or their Subsidiaries have set aside on their books adequate reserves in accordance with Agreement Accounting Principles consistently applied);

(b)Liens imposed by law which were incurred in the ordinary course of business, such as carrier’s, warehousemen’s and mechanics’ liens, statutory landlord’s liens and other similar liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of any Obligor or its respective Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject to such Lien or procuring the release of the property subject to such Lien from arrest or detention;

(c)Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation and Liens resulting from the operation of law to the extent that any such judgment or order imposing such a Lien does not otherwise constitute a Default;

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(d)Liens on any property which do not secure Indebtedness and do not in the aggregate materially detract from the value of such property or materially impair the use thereof in the operation of the business of any Obligor or any of their respective Subsidiaries;

(e)Liens arising solely by virtue of any statutory or common law provision, including without limitation any such Liens arising under the statutory or common law of the United States, The Netherlands or Curaçao, relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(f)Liens on cash and Cash Equivalent Investments in an aggregate amount not to exceed $500,000 to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations;

(g)Liens existing as of the date of the Closing and reflected in Schedule 10.6, and any subsequent extensions, renewals, modifications or refinancings thereof;

(h)Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of an Obligor or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or Liens incurred within 365 days of such acquisition or completion of such construction or improvement, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved; (ii) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within three hundred sixty-five (365) days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Indebtedness secured by such Lien), the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such property, whether or not assumed by any Obligor or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property (as determined in good faith by one or more officers of the Obligors to whom authority to enter into the transaction has been delegated by the board of directors of the Obligors); and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

(i)Liens on the property of any Person acquired after the date of Closing to secure Indebtedness, provided that the Indebtedness is in existence (but not incurred or created in connection with such acquisition) on the date on which such Person is acquired (after the date of Closing) by the Parent or any of its Subsidiaries and for which Indebtedness: (a) neither the Parent nor any of its other Subsidiaries has any obligation with respect to such Indebtedness, and (b) none of the properties of the Parent or any of its other Subsidiaries is bound (and any extensions, renewals, modifications or refinancings

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

thereof which do not increase the principal amount thereof or shorten the respective maturities thereof or increase the collateral therefore), not to exceed $10,000,000 outstanding at any one time;

(j)Liens upon any property hereafter acquired by the Parent or any of its Subsidiaries to secure Indebtedness in existence on the date of such acquisition (but not incurred or created in connection with such acquisition), which Indebtedness is assumed by such Person simultaneously with such acquisition, which Liens extend only to the property so acquired and which Indebtedness is not otherwise recourse to the Parent and its Subsidiaries;

(k)Liens securing Indebtedness on property or assets of any Obligor or its Subsidiaries which Liens were given after the Closing Date, provided the Obligors make, or cause to be made, effective provision whereby the obligations of the Obligors under this Agreement and the Notes will be equally and ratably secured with any and all other obligations thereby secured pursuant to a written agreement reasonably satisfactory to the Required Holders; and

(l)Liens securing Priority Indebtedness, provided that the aggregate principal amount of any such Priority Indebtedness shall be permitted by Section 10.7(c), and, provided further that, notwithstanding the foregoing, the Obligors shall not, and shall not permit any of their Subsidiaries to, secure pursuant to this clause (l) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form and opinions of counsel to the Obligors and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.7.Financial Covenants.

(a)Coverage Ratio.  The Parent will not permit the ratio, determined as of the end of each fiscal quarter of the Parent, for the then most recently ended four fiscal quarters of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense (the “Interest Coverage Ratio”), to be less than 2.50 to 1.00.  As of the date of this Agreement, pursuant to Section 9.9, the minimum Interest Coverage Ratio shall be 3.00 to 1.00 in accordance with Section 7.13(a) of the Bank Credit Agreement. For purposes of clarification, so long as any of the Notes are outstanding, for purposes of this Section 10.7(a), the minimum Interest Coverage Ratio shall not be lower than 2.50 to 1.00.

(b)Leverage Ratio.  The Parent will not permit the ratio, determined as of the end of each fiscal quarter of the Parent, for the then most-recently ended four fiscal quarters of (i) Consolidated Net Indebtedness to (ii) Consolidated EBITDA (the “Leverage Ratio”) to be greater than the ratio set forth opposite such period:

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Fiscal Quarter Ending	Maximum Leverage Ratio
December 31, 2020 through and including March 30, 2021	3.50 to 1.00
June 30, 2021 through and including September 30, 2021	3.25 to 1.00
December 31, 2021 and each fiscal quarter thereafter	3.00 to 1.00

However, as of the date of this Agreement (i) pursuant to Section 9.9, the maximum Leverage Ratio shall be 3.00 to 1.00 in accordance with Section 7.13(b) of the Bank Credit Agreement; provided further that solely for the purposes of calculating Consolidated EBITDA for this Section 10.7(b), Consolidated EBITDA shall be measured on a pro forma basis.

(c)Priority Indebtedness.  The Parent will not at any time permit the aggregate amount of all Priority Indebtedness to exceed 15% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the then most recently ended fiscal quarter of the Parent).

Section 11.	Events of Default .
•	An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)any Obligor defaults in the payment of any principal or Make‑Whole Amount or Modified Make‑Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)any Obligor defaults in the payment of any interest on any Note or any amount payable pursuant to Section 13 for more than five Business Days after the same becomes due and payable; or

(c)any Obligor defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 10.2, Section 10.3, Section 10.6 or Section 10.7 or any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or

(d)any Obligor or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a),

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(b) and (c)) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) any Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)(i) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) any Obligor or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any Indebtedness (other than intercompany Indebtedness) that is outstanding in an aggregate principal amount of at least U.S.$5,000,000 (or its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) any Obligor or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than intercompany Indebtedness) in an aggregate outstanding principal amount of at least U.S.$5,000,000 (or its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness (other than intercompany Indebtedness) to convert such Indebtedness into equity interests), (x) any Obligor or any Material Subsidiary has become obligated to purchase or repay Indebtedness (other than intercompany Indebtedness) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least U.S.$5,000,000 (or its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require any Obligor or any Material Subsidiary so to purchase or repay such Indebtedness; or

(g)any Obligor or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by any Obligor or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of any Obligor or any Material Subsidiary, or any such petition shall be filed against any Obligor or any Material Subsidiary and such petition shall not be dismissed within 60 days; or

(i)any event occurs with respect to any Obligor or any Material Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section  (h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section  (h); or

(j)a final judgment or judgments for the payment of money aggregating in excess of U.S.$10,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of the Obligors and their respective Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(k)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC under a distressed termination under ERISA section 4041(c) or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the sum of (x) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, plus (y) the amount (if any) by which the aggregate present value of accrued benefit liabilities under all funded Non‑U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities,  shall exceed U.S. $5,000,000 (or its equivalent in the relevant currency), (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vi) any Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Company or any of its Subsidiaries thereunder, (vii) any Obligor or any of their respective Subsidiaries fails to administer or maintain a Non‑U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non‑U.S. Plan is involuntarily terminated or wound up or (viii) any Obligor or any of their respective Subsidiaries becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non‑U.S. Plans; and any such event or events described in clauses (i) through (viii) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(l)the Parent Guaranty or any Subsidiary Guaranty shall cease to be in full force and effect, the Parent or any Subsidiary Guarantor or any Person acting on behalf of the Parent or any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Parent Guaranty or any Subsidiary Guaranty, or the obligations of the Parent or any Subsidiary Guarantor under the Parent Guaranty or any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Parent Guaranty or Subsidiary Guaranty.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.	Remedies on Default, Etc.

Section 12.1.Acceleration.  (a)  If an Event of Default with respect to any Obligor described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  Each Obligor acknowledges, and the

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or, solely with respect to a prepayment, Modified Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Modified Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount or Modified Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither any Obligor nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 18, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of any Obligor under Section 16, any Obligor will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements and any Registration Duty.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Section 13.	Tax Indemnification; FATCA Information.

(a)All payments whatsoever under this Agreement and the Notes will be made by the Obligors in lawful currency of the United States of America free and clear of, and without liability for withholding or deduction for or on account of, any present or future Taxes of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (hereinafter a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

(b)If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by any Obligor under this Agreement or the Notes, the Obligors will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder of a Note such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Agreement or the Notes after such deduction, withholding or payment (including any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Agreement or the Notes before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(i)any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof or the exercise of remedies in respect thereof, including such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for any Obligor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which payments on account of this Agreement or the Notes are made to, the Taxing Jurisdiction imposing the relevant Tax;

(ii)any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by any Obligor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b)(ii) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of the Company no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(iii)any combination of clauses (i) and (ii) above;

provided further that in no event shall the Obligors be obligated to pay such additional amounts to any holder (i) not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that any Obligors would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and the Obligors shall have given timely notice of such law or interpretation to such holder.

(c)By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b)(ii) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by the Obligors all such forms, certificates, documents and returns provided to such holder by the Company (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide the Obligors with such information with respect to such holder as the Obligors may reasonably request in order to complete any such Forms, provided that nothing in this Section 13 shall require any holder to provide information with respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided further that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to any Obligor or mailed to the appropriate taxing authority, whichever is applicable, within 60 days following a written request of an Obligor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

(d)On or before the date of the Closing the Obligors will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in The Netherlands pursuant to Section 13(b)(ii), if any, and in connection with the

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

transfer of any Note the Obligors will furnish the transferee of such Note with copies of any Form and English translation then required.

(e)If any payment is made by any Obligor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by any Obligor pursuant to this Section 13, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to the Obligors such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in Section 13(b)(ii)) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

(f)The Company will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by any Obligor of any Tax in respect of any amounts paid under this Agreement or the Notes, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of the Obligors, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

(g)If any Obligor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or withholding of any Tax in respect of which the Obligors would be required to pay any additional amount under this Section 13, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then the Obligors will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by any Obligor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

(h)If an Obligor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from the Obligors (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by the Obligors, subject, however, to the same limitations with respect to Forms as are set forth above.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(i)The obligations of the Obligors under this Section 13 shall survive the payment or transfer of any Note and the provisions of this Section 13 shall also apply to successive transferees of the Notes.

(j)By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to any Obligor, or to such other Person as may be reasonably requested by such Obligor, from time to time (i) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by an Obligor necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Obligors to comply with its obligations under FATCA and (ii) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Obligors to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder.  Nothing in this Section 13(j) shall require any holder to provide information that is confidential or proprietary to such holder unless an Obligor is required to obtain such information under FATCA and, in such event, the Obligors shall treat any such information it receives as confidential.

Section 14.	Registration; Exchange; Substitution of Notes.

Section 14.1.Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 14.2.Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 19(a)(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1.1.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than U.S.$100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than U.S.$100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 14.3.Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 19(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least U.S.$50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 15.Payments on Notes.

Section 15.1.Place of Payment.  Subject to Section 15.2, payments of principal, Make‑Whole Amount or Modified Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A., in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 15.2.Payment by Wire Transfer.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 15.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount or Modified Make-Whole Amount, if any, interest and all other amounts becoming

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 15.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 14.2.  The Obligors will afford the benefits of this Section 15.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 15.2.

Section 16.	Expenses, Etc.

Section 16.1.Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, either Obligor will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of any Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty, and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO, provided that such costs and expenses under this clause (c) shall not exceed $5,000.  If required by the NAIC, each Obligor shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).

The Obligors will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee or, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company, except to the extent such losses, claims,

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

damages, liabilities or related expenses  (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Purchaser or other holder of Note or (y) result from a claim not involving an act or omission of any Obligor or Subsidiary thereof and that is brought by one Purchaser or other holder of Note against another Purchaser or other holder of Note.

Section 16.2.Certain Taxes.  Each Obligor agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or any Subsidiary Guaranty or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or The Netherlands or any other jurisdiction of organization of the Company or any Subsidiary Guarantor or any other jurisdiction where any Obligor or any Subsidiary Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or any Subsidiary Guaranty or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 16, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by any Obligor hereunder.

Section 16.3.Survival.  The obligations of the Obligors under this Section 16 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

Section 17.	Survival of Representations and Warranties; Entire Agreement.
•

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of any Obligor pursuant to this Agreement shall be deemed representations and warranties of such Obligor under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 18.	Amendment and Waiver.

Section 18.1.Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Obligors and the Required Holders, except that:

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(a)no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 22 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make‑Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 18 or 20.

Section 18.2.Solicitation of Holders of Notes.

(a)Solicitation. The Obligors will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty.  The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)Payment. No Obligor will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 18 or pursuant to any Subsidiary Guaranty, in either case, by a holder of a Note that has transferred or has agreed to transfer its Note to (i) any Obligor, (ii) any Subsidiary or any other Affiliate or (iii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with any Obligor and/or any of their Affiliates, in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Section 18.3.Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between any Obligor and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 18.4.Notes Held by Obligors, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Obligor or any of their Affiliates shall be deemed not to be outstanding.

Section 19.	Notices; English Language.

(a)Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (x) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized commercial delivery service (charges prepaid) or (y) by an internationally recognized commercial delivery service (charges prepaid).  Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Obligors in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing, or

(iii)if to such Obligor, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as any Obligor shall have specified to the holder of each Note in writing.

Notices under this Section 19 will be deemed given only when actually received.

(b)Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Agreement shall be in English or accompanied by an English translation thereof.

(c)This Agreement and the Notes have been prepared and signed in English and the parties hereto agree that the English version hereof and thereof (to the maximum extent permitted

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in The Netherlands or any other jurisdiction in respect hereof or thereof.

Section 20.	Reproduction of Documents.

This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  Each Obligor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 20 shall not prohibit the Obligor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 21.	Confidential Information.

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of any Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 21, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Information to be bound by this Section 21), (v) any Person from which it offers to purchase any security of any Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement.  On reasonable request by any Obligor in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with such Obligor embodying this Section 21.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 21, this Section 21 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 21 shall supersede any such other confidentiality undertaking.

Section 22.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 22), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 22), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Section 23.	Parent Guaranty.

Section 23.1.Parent Guaranty.

•

(a)The Parent hereby irrevocably, absolutely and unconditionally guarantees to the holders of all Notes issued and outstanding from time to time, including the Notes and any series of Additional Notes:  (i) the full and prompt payment of the principal of all of the Notes and of the interest thereon at the rates therein stipulated (including interest accruing or becoming owing both prior to and subsequent to the commencement of any bankruptcy, reorganization or similar proceeding involving the Company or the Parent) and the Make-Whole Amounts, the Modified Make-Whole Amounts and any Additional Payments, and all other amounts payable by the Company under this Agreement and any Supplement in each case when and as the same shall become due and payable, whether by lapse of time, upon redemption or prepayment, by extension or by acceleration or declaration, or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Make-Whole Amount, if any, Modified Make-Whole Amount, if any, or interest at the rates set forth in the Notes and any Additional Payments), (ii) the full and prompt performance and observance by the Company of each and all of the obligations, covenants and agreements required to be performed or observed by the Company under the terms of the Notes and this Agreement, and (iii) the full and prompt payment, upon demand by any holder of the Notes, of all costs and expenses, legal or otherwise (including attorneys’ fees) and such expenses, if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes or this Agreement, including, without limitation, in any consultation or action in connection therewith, and in each and every case irrespective of the validity, regularity, or enforcement of any of the Notes or this Agreement or any of the terms thereof or of any other like circumstance or circumstances.  The guarantee herein provided for is a guarantee of immediate and timely payment and shall not be deemed to be a guarantee only of the collectability and in consequence thereof each holder of the Notes may proceed directly against the Parent.

•

(b)The Parent hereby undertakes to the holders from time to time of the Notes that if any amount referred to in sub-paragraph (a) is not paid when due, the Parent shall immediately on demand pay that amount as if it was the principal obligor.

•

(c)The Parent hereby agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the holders from time to time of the Notes immediately on demand against any cost, loss or liability it incurs as a result of any amount referred to in sub-paragraph (a) not being paid which would, but for such unenforceability, invalidity or illegality, have been payable on the date when it would have been due.  The amount payable by the Parent under this indemnity will not exceed the amount it would have had to pay under this Section 23 if the amount claimed had been recoverable on the basis of a guarantee.

Section 23.2Obligations Absolute and Unconditional. The obligations of the Parent under this Section 23 shall be absolute and unconditional and shall remain in full force and effect

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

until the entire principal, interest, Make-Whole Amount (if any), Modified Make-Whole Amount (if any) on the Notes and all other sums due pursuant to Section 23.1 shall have been indefeasibly paid and such obligations shall not be affected, modified or impaired upon the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of the Parent:

(a)the power or authority or the lack of power or authority of the Company to issue the Notes or to execute and deliver this Agreement, and irrespective of the validity of the Notes or this Agreement or of any defense whatsoever that the Company may or might have to the payment of the Notes (principal, interest, Make-Whole Amount, if any, and Modified Make-Whole Amount, if any) and any Additional Payments, or to the performance or observance of any of the provisions or conditions of this Agreement, or the existence or continuance of the Company as a legal entity;

(b)any failure to present the Notes for payment or to demand payment thereof, or to give the Company or the Parent notice of dishonor for non-payment of the Notes, when and as the same may become due and payable, or notice of any failure on the part of the Company to do any act or thing or to perform or to keep any covenant or agreement by it to be done, kept or performed under the terms of the Notes or this Agreement;

(c)the acceptance of any security or any guaranty, the advance of additional money to the Company, any extension of the obligation of the Notes, either indefinitely or for any period of time, or any other modification in the obligation of the Notes, of this Agreement or of the Company or the Parent thereon, or in connection therewith, or any sale, release, substitution or exchange of any security;

(d)any act or failure to act with regard to the Notes or this Agreement or anything which might vary the risk of the Parent;

(e)any action taken under this Agreement in the exercise of any right or power thereby conferred or any failure or omission on the part of any holder of any Note to first enforce any right or security given under this Agreement or any failure or omission on the part of any holder of any of the Notes to first enforce any right against the Company;

(f)the waiver, compromise, settlement (other than payment in full in cash by the Company), release or termination of any or all of the obligations, covenants or agreements of the Company contained in this Agreement or the payment, performance or observance thereof;

(g)the failure to give notice to the Company or the Parent of the occurrence of any Default or Event of Default under the terms and provisions of this Agreement;

(h)the extension of the time for payment of any principal of, or interest (or Make-Whole Amount or Modified Make-Whole Amount, if any) on, any Note owing or payable on such Note or of the time of or for performance of any obligations, covenants or

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

agreements under or arising out of this Agreement or the extension or the renewal of any thereof;

(i)the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in this Agreement or the Notes, including any increase in the principal amount, interest rate or prepayment amounts;

(j)any failure, omission, delay or lack on the part of the holders of the Notes to enforce, assert or exercise any right, power or remedy conferred on the holders of the Notes in this Agreement or the Notes or any other act or acts on the part of the holders from time to time of the Notes;

(k)the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement under bankruptcy or similar laws, composition with creditors or readjustment of, or other similar procedures affecting the Company, the Parent or any of the assets of any of them, or any allegation or contest of the validity of this Agreement or the disaffirmance of this Agreement in any such proceeding (it being understood that the obligations of the Parent under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment made with respect to the Notes is rescinded or must otherwise be restored or returned by any holder of the Notes upon the insolvency, bankruptcy or reorganization of the Company or the Parent or any other guarantor, all as though such payment had not been made);

(l)any event or action that would, in the absence of this clause, result in the release or discharge by operation of law of the Parent from the performance or observance of any obligation, covenant or agreement contained in this Agreement;

(m)the invalidity or unenforceability of the Notes or this Agreement;

(n)the invalidity or unenforceability of the obligations of the Parent under this Agreement, the absence of any action to enforce such obligations of the Parent, any waiver or consent by the Parent with respect to any of the provisions hereof or any other circumstances which might otherwise constitute a discharge or defense by the Parent, including, without limitation, any failure or delay in the enforcement of the obligations of the Parent with respect to this Agreement or of notice thereof; or any suit or other action brought by any shareholder or creditor of, or by, the Parent or any other Person, for any reason, including, without limitation, any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement or the Notes or any other agreement;

(o)the default or failure of the Parent or the Company fully to perform any of its covenants or obligations set forth in this Agreement;

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

(p)the impossibility or illegality of performance on the part of the Company or any other Person of its obligations under the Notes, this Agreement or any other instruments;

(q)in respect of the Company or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the Company or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotions, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any federal or state regulatory body or agency, change of law or any other causes affecting performance, or other force majeure, whether or not beyond the control of the Company or any other Person and whether or not of the kind hereinbefore specified;

(r)any attachment, claim, demand, charge, Lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or Liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Agreement so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided;

(s)the failure of the Parent to receive any benefit or consideration from or as a result of its execution, delivery and performance of this Agreement;

(t)any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Parent or the Company in respect of the obligations of the Parent or the Company under this Agreement;

(u)any default, failure or delay, willful or otherwise, in the performance by the Company or any other Person of any obligations of any kind or character whatsoever of the Company or any other Person (including, without limitation, the obligations and undertakings of the Company or any other Person under the Notes or this Agreement); or

(v)any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or anybody, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the performance by any party of its respective obligations under the Notes, this Agreement or any instrument relating thereto;

provided that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this paragraph that the obligations of the Parent hereunder

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

shall be absolute and unconditional and shall not be discharged, impaired or varied except by the payment to the holders thereof of the principal of, Make-Whole Amount, Modified Make-Whole Amount, if any, any Additional Payments and interest on the Notes, and of all other sums due and owing to the holders of the Notes pursuant to this Agreement, in full, this Agreement being a continuing guarantee extending to the ultimate balance of sums payable and referred to in Section 23.1(a) regardless of any intermediate discharge, in whole or in part, and then only to the extent of such payments.  Without limiting any of the other terms or provisions hereof, it is understood and agreed that in order to hold the Parent liable hereunder, there shall be no obligation on the part of any holder of any Note to resort, in any manner or form, for payment, to the Company or to any other Person or to the properties or estates of any of the foregoing.  All rights of the holder of any Note pursuant thereto or to this Agreement may be transferred or assigned at any time or from time to time and shall be considered to be transferred or assigned upon the transfer of such Note, whether with or without the consent of or notice to the Parent or the Company.  Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under the terms of the Notes or this Agreement and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the Company under the Notes or this Agreement the obligations of the Parent under this Section 23 shall remain in full force and effect and shall apply to each and every subsequent default.

Section 23.3.Intent.  Without prejudice to the generality of Section 23.2, the Parent expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of this Agreement or the Notes and/or any facility or amount made available under this Agreement or the Notes for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

Section 23.4.Subrogation.  To the extent of any payments made by the Parent under this Agreement, the Parent shall be subrogated to the rights of the holder of the Notes receiving such payments, but the Parent covenants and agrees that such right of subrogation shall be subordinate in right of payment to the rights of any holders of the Notes for which full payment has not been made and, to that end, the Parent agrees not to claim or enforce any such right of subrogation or any right of set-off or any other right which may arise on account of any payment made by the Parent in accordance with the provisions of this Agreement, including, without limitation, any right of reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any holder of the Notes against the Company or any other guarantor, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until 366 days after all of the Notes owned by Persons other than the Parent or any of its Affiliates and all other sums due

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

or payable under this Agreement have been fully paid and discharged or payment therefor has been provided.  If any amount shall be paid to the Parent in violation of the preceding sentence at any time prior to the indefeasible cash payment in full of the Notes and all other amounts payable under this Agreement, such amounts shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes to be credited and applied to the amounts due or to become due with respect to the Notes and all other amounts payable under this Agreement, whether matured or unmatured.

Section 23.5.Preference.  The Parent agrees that to the extent the Company or any other Person makes any payment on the Notes, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, liquidator, receiver or any other Person under any bankruptcy code, common law or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Parent’s obligations hereunder, as if said payment had not been made.  The liability of the Parent hereunder shall not be reduced or discharged, in whole or in part, by any payment to any holder of the Notes from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity or fraud asserted by any account debtor or by any other Person.

Section 23.6.Marshalling.  None of the holders of the Notes shall be under any obligation (a) to marshal any assets in favor of the Parent or in payment of any or all of the liabilities of the Company under or in respect of the Notes or the obligation of the Parent hereunder or (b) to pursue any other remedy that the Parent may or may not be able to pursue itself and that may lessen the Parent’s burden or any right to which the Parent hereby expressly waives.  The obligations of the Parent under this Agreement rank at least pari passu in right of payment with all other borrowings (actual or contingent) of the Parent which is not secured or mandatorily preferred by law or which is not expressly subordinated in right of payment to any other borrowings.

Section 23.7 Financial Assistance Notwithstanding any other provision of this Section 23, the guarantee, indemnity and other obligations of the Parent expressed to be assumed by it in this Section 23 shall be deemed not to be assumed by such Obligor to the extent that the same would constitute unlawful financial assistance within the meaning of section 2:98(c) of the Dutch Civil Code (Nederlands Burgerlijk Wetboek) or any other applicable financial assistance rules under any relevant jurisdictions and the provisions of this Agreement shall be construed accordingly.

Section 24.	Miscellaneous.

Section 24.1.Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.2, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder.  Nothing in this Agreement, expressed or implied, shall be construed to

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Section 24.2.Accounting Terms.  (a) All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with Agreement Accounting Principles.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with Agreement Accounting Principles, and (ii) all financial statements shall be prepared in accordance with Agreement Accounting Principles.  For purposes of determining compliance with Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), (i) any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made, and (ii) Indebtedness of any Person shall not include the liability for “operating leases” that is required to be recorded on the balance sheet of such Person under ASU 2016-02, Leases (Topic 842) (the “Change in Lease Accounting Standard”).  The Company and its Subsidiaries shall include relevant reconciliations in reasonable detail with respect to the Change in Lease Accounting Standard for the applicable covenant compliance calculations contained in each certificate of a Senior Financial Officer delivered pursuant to Section 7.2(a) between GAAP in effect at such time and GAAP in effect as of December 31, 2018.

(b)Changes in Agreement Accounting Principles.  If at any time any change in Agreement Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Obligors or the Required Holders shall so request, representatives of the holders of the Notes designated by the Required Holders at such time and the Obligors shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in Agreement Accounting Principles (subject to the approval of the Required Holders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with Agreement Accounting Principles prior to such change therein, and (ii) the Obligors shall provide to the holders of the Notes that are Institutional Investors financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in Agreement Accounting Principles.

(c)Notwithstanding the foregoing clause (b), (1) if at any time after the date hereof any Material Credit Facility shall include a provision giving effect to or otherwise addressing the Change in Lease Accounting Standard that shall result in any lease being treated as a capital lease (the “Relevant Lease Treatment”), then the Company shall promptly provide notice thereof to the holders of Notes, which notice shall refer specifically to this Section 24.2(c) and set forth the relevant provision from such Material Credit Facility, whereupon the Relevant Lease Treatment shall apply for all purposes of this Agreement and (2) to the extent that a lease shall be included in Consolidated Total Assets, such lease must  also be included in Consolidated Total Indebtedness.

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

Section 24.3.Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 24.4.Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Defined terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 14, (b) subject to Section 23.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.

Section 24.5.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 24.6.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 24.7.Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Obligor and each Purchaser irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

by applicable law, each Obligor and each Purchaser irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Obligor and each Purchaser agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 24.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.

(c)Each Obligor consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 24.7(a) by mailing a copy thereof by registered, certified, priority or express mail, postage prepaid, return receipt or delivery confirmation requested, or delivering a copy thereof in the manner for delivery of notices specified in Section 19, to President, General Counsel or Chief Financial Officer, as its agent for the purpose of accepting service of any process in the United States.  Each Obligor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(d)Nothing in this Section 24.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(e)Each Obligor hereby irrevocably appoints the President, the General Counsel and each Senior Financial Officer of such Obligor to receive for it, and on its behalf, service of process in the United States.

(f)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 24.8.Obligation to Make Payment in Dollars.  Any payment on account of an amount that is payable hereunder or under the Notes in Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Obligor, shall constitute a discharge of the obligation of such Obligor under this Agreement or the Notes only to the extent of the amount of Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of Dollars that could be so purchased is less than the amount of Dollars originally due to such holder, each Obligor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Agreement and the Notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under the Notes or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

Section 24.9.Taxes.  Except as otherwise required by applicable law, each Obligor agrees that it will not withhold from any applicable payment to be made to a holder of a Note that is not a United States Person any tax so long as such holder shall have delivered to such Obligor (in such number of copies as shall be requested) on or about the date on which such holder becomes a holder under this Agreement (and from time to time thereafter upon the reasonable request of any Obligor), executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, as well as the applicable “U.S. Tax Compliance Certificate” substantially in the form attached as Exhibit 22.8 hereto, in both cases correctly completed and executed.

*    *    *    *    *

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Obligors, whereupon this Agreement shall become a binding agreement between you and the Obligors.

Very truly yours,

Core Laboratories (U.S.) Interests Holdings, Inc.

By
Name:
Title:

Core Laboratories N.V.

By:	Core Laboratories International B.V., its sole Managing Director

By
Name:
Title:

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

This Agreement is hereby

accepted and agreed to as

of the date hereof.

Cigna Health and Life Insurance Company

By:	Cigna Investments, Inc. (authorized agent)

By: ______________________________________

Name:

Title:

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

This Agreement is hereby

accepted and agreed to as

of the date hereof.

The Guardian Life Insurance Company of America

By: ______________________________________

Name:

Title:

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

This Agreement is hereby

accepted and agreed to as

of the date hereof.

Allianz Life Insurance Company of North America

By:	Allianz Global Investors U.S. LLC

As the authorized signatory and investment manager

By: ______________________________________

Name:

Title:

Core Laboratories (U.S.) Interests Holdings, Inc.Note Purchase Agreement

Core Laboratories N.V.

This Agreement is hereby

accepted and agreed to as

of the date hereof.

Modern Woodmen of America

By: ______________________________________

Name:

Title:

Modern Woodmen of America

By: ______________________________________

Name:

Title:

Information Relating to Purchasers

Name of Purchaser	Series of Notes	Principal Amount of Notes to be Purchased
Cigna Health and Life Insurance Company	A	$20,000,000

Purchaser's Name	Cigna Health and Life Insurance Company	Denominations: $20,000,000
Name in Which Instrument is to be Registered	CIG & Co. JPM LLC
Payment on Account of Instruments	By Federal Funds Wire Transfer (without deduction for wiring fees) to J.P. Morgan Chase Bank BNF=CIGNA Private Placements/AC=9009001802 ABA# 021000021
Accompanying Information	OBI=[Core Laboratories (U.S.) Interests Holdings, Inc.; 4.09% Senior Notes Series A due January 12, 2026; PPN/CUSIP]
Address for Notices Related to Payments

CIG & Co. JPM LLC
c/o Cigna Investments, Inc.
Attention:  Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail:  Lori.Hopkins@Cigna.com

E-Mail: CIMFixedIncomeSecurities@Cigna.com

Address for All Other Notices

CIG & Co.  JPM LLC
c/o Cigna Investments, Inc.
Attention:  Fixed Income Securities
Wilde Building, A5PRI
900 Cottage Grove Rd
Bloomfield, Connecticut 06002
E-Mail: Lori.Hopkins@Cigna.com

E-Mail: CIMFixedIncomeSecurities@Cigna.com

Tax Identification Number	13-3574027 (for CIG & Co. JPM LLC)

Schedule A
(to Note Purchase Agreement)

Name of Purchaser	Series of Notes	Principal Amount of Notes to be Purchased
The Guardian Life Insurance Company of America	A	$11,000,000

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (PRI- FA)

GLIC FA -NOTE

Notes to be registered in the name of:

•

The Guardian Life Insurance Company of America

TAX ID NO. 13-5123390

And deliver to:

JP Morgan Chase Bank, N.A.

4 Chase Metrotech Center – 3rd Floor

Brooklyn, NY 11245-0001

Reference A/C #G04157, Guardian Life (PRI-FA)

Payment by wire to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C #G04157, Guardian Life (PRI-FA), PPN 21867* AC2, Core Laboratories (U.S.) Interests Holdings, Inc.

Address for all communications and notices:

The Guardian Life Insurance Company of America

10 Hudson Yards

New York, NY 10001

Attn:  Brian Keating

Investment Department

FAX # (212) 919-2658

Email address: brian_keating@glic.com

With a copy to GuardianUSPP@glic.com

Name of Purchaser	Series of Notes	Principal Amount of Notes to be Purchased
The Guardian Life Insurance Company of America	B	$5,000,000

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA (PRI- FA)

GLIC FA -NOTE

Notes to be registered in the name of:

•

The Guardian Life Insurance Company of America

TAX ID NO. 13-5123390

And deliver to:

JP Morgan Chase Bank, N.A.

4 Chase Metrotech Center – 3rd Floor

Brooklyn, NY 11245-0001

Reference A/C #G04157, Guardian Life (PRI-FA)

Payment by wire to:

JP Morgan Chase

FED ABA #021000021

Chase/NYC/CTR/BNF

A/C 900-9-000200

Reference A/C #G04157, Guardian Life (PRI-FA), PPN 21867* AD0, Core Laboratories (U.S.) Interests Holdings, Inc.

Address for all communications and notices:

The Guardian Life Insurance Company of America

10 Hudson Yards

New York, NY 10001

Attn:  Brian Keating

Investment Department

FAX # (212) 919-2658

Email address: brian_keating@glic.com

With a copy to GuardianUSPP@glic.com

Name of Purchaser	Series of Notes	Principal Amount of Notes to be Purchased
Allianz Life Insurance Company of North America	A B	$11, 000,000 $5,000,000

Purchaser Name	ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
Name in Which Notes are to be Registered	MAC & CO., LLC
Note Registration Numbers; Principal Amounts	$11,000,000 4.09% Senior Notes Series A due January 12, 2026; $5,000,000 4.38% Senior Notes Series B due January 12, 2028
Payment Method	Wire Transfer
Account Information

Bank:The Bank of New York Mellon, NY

ABA Number:021-000-018

SWIFT Code:IRVTUS3NIBK

BNF Account Number:GLA 111566

BNF Account Name:Bank of New York Mellon – P&I Dept.

FFC Account Name:AZL Special Investments - 836980

Re:“Accompanying Information” below

Attn:Private Placements

Accompanying Information

Name of Issuer:Core Laboratories (U.S.) Interests Holdings, Inc.

Description of Security:

$11,000,000 4.09% Senior Notes Series A due January 12, 2026;

$5,000,000 4.38% Senior Notes Series B due January 12, 2028

PPN 21867* AC2 (Series A Note)

PPN 21867* AD0 (Series B Note)

Due Date and Application (as among principal, make whole and interest) of the payment being made:

Address for All Notices	Allianz Life Insurance Company of North America c/o Allianz Global Investors U.S. LLC Attn: Private Placements 55 Greens Farms Road Westport, CT 06880 Phone: 203-293-1900 Email: ppt@allianzgi.com
Instructions Regarding Delivery of New Notes	The Depository Trust Company BNY Mellon Branch Deposit Services 570 Washington Blvd. – 5th Flr. Jersey City, NJ 07310 Reference in Letter of Transmittal:AZL Special Investments - 836980
Tax Identification Number	23-6019000 (MAC & CO., LLC)

Name of Purchaser	Series of Notes	Principal Amount of Notes to be Purchased
Modern Woodmen of America	A B	$3,000,000 $5,000,000

Modern Woodmen of America

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
SWIFT CNORUS44
ABA No. 071-000-152
Account Name: Modern Woodmen of America
Account No. 84352

Each such wire transfer shall set forth the name of the Company, the full title (including the applicable coupon rate and final maturity date) of the Notes, a reference to PPN 21867* AC2 (Series A Note) or PPN 21867* AD0 (Series B Note) and the due date and application (as among principal, premium and interest) of the payment being made.

(2)	Address for all notices relating to payments:

Modern Woodmen of America
Attn: Investment Accounting Department
1701 First Avenue
Rock Island, IL 61201

Fax: (309) 793-5688

(3)	Address for all other communications and notices:

Modern Woodmen of America
Attn: Investment Department
1701 First Avenue
Rock Island, IL 61201
PrivatePlacementGroup@modern-woodmen.org
Fax: (309) 793-5574

(4)	Tax Identification Number:

36-1493430

(5)	DTTP Number: (Double Taxation Treaty Passport—U.K.)

13/A/30024/DTTP
(Passport valid until June 22, 2025)

(6)	Address for physical delivery of note(s):

Modern Woodmen of America
Attn: Investment Department
1701 First Avenue
Rock Island, IL 61201

Defined Terms

•	As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Note Purchase Agreement, including all Schedules attached to this Agreement.

•

“Agreement Accounting Principles” means generally accepted accounting principles, whether GAAP in the United States or the International Financial Reporting Standards or other similar set of standards, each as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.5.

“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

•

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with Agreement Accounting Principles if such lease were accounted for as a Capitalized Lease.

•

“Bank Credit Agreement” means the Seventh Amended and Restated Credit Agreement dated as of June 19, 2018 by and among Core Laboratories LP, the Parent, Bank of America, N.A., as administrative agent, and the other financial institutions party thereto, as amended by Amendment No. 1 to Credit Agreement dated as of June 22, 2020, as may be further amended, restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

“Blocked Person” means (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (ii) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (iii) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (i) or (ii).

“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or The Netherlands are required or authorized to be closed.

•

“Capitalized Lease” means, as to any Person, a lease of property by that Person as a lessee that is, or should be, in accordance with Agreement Accounting Principles classified as a financing lease on the balance sheet of that Person in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

•

“Cash Equivalent Investment” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-2 or better by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto, or P-2 or better by Moody’s Investors Service, Inc. and any successor thereto, (iii) demand deposit accounts maintained in the ordinary course of business; (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) repurchase agreements with respect to any of the foregoing with any commercial bank of the type referred to in clause (iv) above, and (vi) any mutual funds comprising investments referred to in clauses (i), (ii) and/or (iv) above; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency (other than the passage of time) regarding the payment of principal or interest.

“Change in Lease Accounting Standard” is defined in Section 24.2(a).

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.

•	“Company” means Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 21.

•

“Consolidated EBITDA” means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) non-cash equity compensation and (vi) extraordinary non-cash losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary non-cash gains realized other than in the ordinary course of business, all calculated for the Parent and its Subsidiaries on a consolidated basis.

•	“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Parent and its Subsidiaries calculated on a consolidated basis for such period.

•	“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Parent and its Subsidiaries calculated on a consolidated basis for such period.
•	“Consolidated Net Indebtedness” means at any time, Consolidated Total Indebtedness minus all Unrestricted Cash of the Parent and its Subsidiaries calculated on a consolidated basis as of such time.
•

“Consolidated Total Assets” means, with respect to any Person as of any date, the amount which, in accordance with Agreement Accounting Principles, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet for such Person and its consolidated Subsidiaries.

•

“Consolidated Total Indebtedness” means at any time the total Indebtedness of the Parent and its Subsidiaries (excluding liabilities under Swap Contracts and contingent liabilities with respect to undrawn letters of credit and instruments serving a similar function) calculated on a consolidated basis as of such time.

•

“Control” means the ownership of ten percent (10%) or more of any class of voting securities (or other ownership interests) of the controlled person, or the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Entity” means (i) any of the Subsidiaries of any Obligor and any of their or any Obligor’s respective Controlled Affiliates and (ii) if any Obligor has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest per annum that is the greater of (i) 2% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Dollars” or “$” means lawful currency of the United States of America.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

•

“Fair Market Value” means, at any time and with respect to any property, the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell), as reasonably determined in the good faith opinion of any Obligor’s board of directors.

“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“GAAP” means (a) generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the U.S. or The Netherlands and (b) for purposes of Section 9.6, with respect to any Subsidiary, generally accepted accounting principles (including International Financial Reporting Standards, as applicable) as in effect from time to time in the jurisdiction of organization of such Subsidiary.

“Governmental Authority” means

(a)the government of

(i)the United States of America or The Netherlands or any state or other political subdivision of either thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning. In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law, including asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 14.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 18.2 and 19 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“INHAM Exemption” is defined in Section 6.2(e).

•

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, including any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (vi) Attributable Indebtedness, (vii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (viii) any liability under a Sale Leaseback Transaction entered into by such Person or any Synthetic Lease Obligation, (ix) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (ix) Operating Leases, (x) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions -19- (whether or not representing obligations for borrowed money), (xi) liabilities in respect of Swap Contracts, (xii) guaranties by such Person including, without limitation, any Guarantee hereunder to the extent required pursuant to the definition thereof, and (xiii) any Indebtedness of another Person secured by a Lien on any asset of such first Person, whether or not such Indebtedness is assumed by such first Person; provided that if such Indebtedness is non-recourse, then the amount of such Indebtedness shall, for the purposes hereof, be the fair market value of the property securing such Indebtedness. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capitalized Lease Obligations or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

•

“Initial Subsidiary Guarantors” means, collectively, Core Laboratories LP, Saybolt LP, Owen Oil Tools LP, Core Laboratories Sales N.V., Core Laboratories Canada Ltd., Core Laboratories (U.K.) Ltd., Core Laboratories Sales B.V., Core Laboratories Hungary Kft. and Core Laboratories Luxembourg S.A.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 3% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Coverage Ratio” is defined in Section 10.7(a).

“Investor Presentation” is defined in Section 5.3.

“Leverage Ratio” is defined in Section 10.7(b).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of any Obligor and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform its obligations under this Agreement and, in the case of the Company, the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)the Bank Credit Agreement;

(b) the 2011 Note Purchase Agreement; and

(c)any other agreement(s) creating or evidencing indebtedness for borrowed money entered into by any Obligor or any Subsidiary, or in respect of which any Obligor or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

•

“Material Subsidiary” means, at any time, any Subsidiary of any Obligor which, together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 10% of the consolidated assets of such Obligor and its Subsidiaries or (ii) 10% of consolidated revenues of such Obligor and its Subsidiaries.

“Maturity Date” is defined in the first paragraph of each Note.

“Modified Make-Whole Amount” is defined in Section 8.7.

•	“More Favorable Covenant” is defined in Section 9.9(a).
•	“Most Favored Lender Notice” is defined in Section 9.9(c).

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners.

“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by the Parent or any Subsidiary primarily for the benefit of employees of the Parent or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.

“Notes” is defined in Section 1.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

•

“Operating Lease” of a Person means any lease of property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

•	“Parent Guaranty” means the Guarantee of the Parent pursuant to Section 23.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

•	“PCAOB” means the Public Company Accounting Oversight Board.
•

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

•

“Priority Indebtedness” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries of the Obligors, including all Guaranties of Indebtedness, but excluding (x) unsecured Indebtedness of any Subsidiary owing to any Obligor or any other Subsidiary of the Obligors, (y) unsecured Indebtedness outstanding at the time such Person became a Subsidiary of any Obligor (directly or indirectly), provided that such Indebtedness shall not have been incurred in contemplation of such Person becoming a Subsidiary of any Obligor, and (z) all unsecured Indebtedness of the Company or any Subsidiary Guarantor, and (ii) all Indebtedness of the Obligors and their respective Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (k), inclusive, of Section 10.6.

•

“pro forma” means, for purposes of calculating Consolidated EBITDA for any period of four consecutive quarters, if during such period any Obligor or any Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the operating assets of any Person, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 14.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 14.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

•

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.3(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries being prepaid pursuant to Section 10.3(2).

“Registration Duty” means any registration duty or similar amount payable pursuant to the applicable laws of The Netherlands in connection with the use in a judicial proceeding of this Agreement, the Notes or any other agreement or document related hereto or thereto or the transactions contemplated herein or therein.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

•	“Relevant Lease Treatment” is defined in Section 24.2(c).
•

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any Obligor or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Obligors with responsibility for the administration of the relevant portion of this Agreement.

•

“Sale Leaseback Transaction” means any sale or other transfer of property by any Person with the intent to lease such property as lessee that would be rendered as a Capitalized Lease under Agreement Accounting Principles.

“Schedule A” means Schedule A to this Agreement listing the Purchasers of the Notes and including their notice and payment information.

“SEC” means the Securities and Exchange Commission of the United States.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

•	“Senior Indebtedness” means, as of the date of any determination thereof, all Consolidated Total Indebtedness, other than Subordinated Indebtedness.

•	“Series” means any separate series of Notes.
•	“Series A Notes” is defined in Section 1.
•	“Series B Notes” is defined in Section 1.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

•

“Subordinated Indebtedness” means all unsecured Indebtedness of the Obligors or any of their respective Subsidiaries which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of such Person (including, without limitation, the obligations of the Obligors and their respective Subsidiaries under this Agreement, any Supplement or the Notes).

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

•

“Subsidiary Guarantor” means (i) each Initial Subsidiary Guarantor and (ii) each Subsidiary of any Obligor that becomes a party to the Subsidiary Guaranty unless, in either case, it has ceased to be a Subsidiary Guarantor in accordance with the terms of this Agreement.

“Subsidiary Guaranty” is defined in Section 9.7(a)(i).

“Substitute Purchaser” is defined in Section 22.

“SVO” means the Securities Valuation Office of the NAIC.

•

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

•

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark‑to‑market values(s) for such Swap Contracts, as determined based upon one or more mid‑market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

•

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or Tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Tax” means any tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding.

“Taxing Jurisdiction” is defined in Section 13(a).

“The Netherlands” means the European part of the Kingdom of The Netherlands and Dutch means in or of The Nethelerands.

“2011 Note Purchase Agreement” means the Master Note Purchase Agreement dated as of September 30, 2011 among the Obligors and the institutional investors party thereto, pursuant to which the Company issued its U.S.$150,000,000 Series 2011 Senior Notes.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.

•

“Unrestricted Cash” means, with respect to each fiscal quarter, cash in an amount equal the amount of available cash of the Obligors and their respective Subsidiaries as set forth in the balance sheet for such fiscal quarter that is not identified as “restricted” on such balance sheet and is not otherwise characterized as restricted under Agreement Accounting Principles.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of any Obligor and any Obligor’s other Wholly-Owned Subsidiaries at such time.

Changes in Corporate Structure

•None

•
•

Schedule 4.9
(to Note Purchase Agreement)

Disclosure Materials

•1.Investor Presentation, dated September 2020.

•2.Each item posted to IntraLinks® in connection with the offering of the Notes.

•

•

Schedule 5.3
(to Note Purchase Agreement)

Subsidiaries of the Parent and Ownership of Subsidiary Stock; Affiliates

[attached]

Schedule 5.4
(to Note Purchase Agreement)

•Subsidiaries of Core Laboratories N.V.

Name	Legal Seat	Ownership %
Abdullah Fouad Core Laboratory Company	Dammam, Saudi Arabia	51%
Beheersmaatschappij Het Scheur B.V.	Rotterdam, Netherlands	100%
Core Lab Operations S.A. de C.V.	Mexico City, Mexico	100%
Core Lab Petroleum Science and Technology (Beijing) Co. Ltd.	Beijing, China	100%
Core Laboratories (France) Holdings S.à.r.L	Frépillon, France	100%
Core Laboratories (Ireland) Limited	Dublin, Ireland	100%
Core Laboratories (Texas) LLC	Texas, United States	100%
Core Laboratories (U.K.) IP Co., Ltd.	London, United Kingdom	100%
Core Laboratories (U.K.) Limited *	London, United Kingdom	100%
Core Laboratories (U.S.) Interests Holdings Inc	Texas, United States	100%
Core Laboratories Angola Limitada	Luanda, Angola	100%
Core Laboratories Argentina S.A.	Buenos Aires, Argentina	100%
Core Laboratories Asia Pacific SDN BHD	Kuala Lumpur, Malaysia	100%
Core Laboratories Australia PTY LTD	Perth, Australia	100%
Core Laboratories Canada Limited *	Alberta, Canada	100%
Core Laboratories Coop B.V.	Amsterdam, Netherlands	100%
Core Laboratories Corporate Holding B.V.	Amsterdam, Netherlands	100%
Core Laboratories El Salvador S.A. de C.V.	San Salvador, El Salvador	100%
Core Laboratories Financing (Ireland) Limited	Dublin, Ireland	100%
Core Laboratories Holdings LLC	Delaware, United States	100%
Core Laboratories Hungary Kft. *	Budapest, Hungary	100%
Core Laboratories India Private Limited	Mumbai, India	99%
Core Laboratories Interests One Limited	London, United Kingdom	100%
Core Laboratories Interests Two Limited	London, United Kingdom	100%
Core Laboratories International B.V.	Amsterdam, Netherlands	100%
Core Laboratories International Licensing N.V.	Curaçao, Kingdom of the Netherlands	100%
Core Laboratories LLC	Delaware, United States	100%
Core Laboratories LP *	Delaware, United States	100%
Core Laboratories Luxembourg S.A.*	Senningerberg, Luxembourg	100%
Core Laboratories Malaysia SDN BHD	Kuala Lumpur, Malaysia	100%
Core Laboratories Panama, S.A.	Panama City, Panama	100%
Core Laboratories Sales B.V. *	Rotterdam, Netherlands	100%
Core Laboratories Sales N.V. *	Curaçao, Kingdom of the Netherlands	100%

* Initial Subsidiary Guarantor

5.4-2

Name	Legal Seat	Ownership %
Core Laboratories Venezuela S.A.	Caracas, Venezuela	100%
Core Laboratories Brasil Óleo e Gás Produtos e Serviços Ltda.	Rio de Janeiro, Brazil	100%
Corelab Nigeria Limited	Lagos, Nigeria	100%
Coreton Limited	Croydon, United Kingdom	100%
CTC Pulsonic Nigeria Limited	Lagos, Nigeria	80%
E.W. Saybolt & Co. S.A.	Panama City, Panama	100%
Foreign Enterprise Saybolt−Ukraine	Odessa, Ukraine	100%
Guardian Holding Ltd	Pyle, United Kingdom	100%
Guardian Global Technology Group Ltd	Pyle, United Kingdom	100%
Guardian Global Technologies Ltd	Pyle, United Kingdom	100%
GGT Guardian Texas LLC	Texas, United States	100%
Holding 116 SAS	Frépillon, France	100%
JSC Petroleum Analysts	Moscow, Russian Federation	100%
Labton Limited	London, United Kingdom	100%
Owen Compliance Services, Inc.	Delaware, United States	100%
Owen de Mexico S.A. de C.V.	Mexico City, Mexico	100%
Owen Oil Tools (U.K.) Ltd.	Croydon, United Kingdom	100%
Owen Oil Tools de Mexico, S.A. de C.V.	Tabasco, Mexico	100%
Owen Oil Tools LP *	Delaware, United States	100%
P.T. Perforindo Teknika Nusantara	Jakarta, Indonesia	100%
PENCOR International Ltd.	Jersey, Channel Islands	100%
Production Enhancement Corporation	Delaware, United States	100%
PT Citra Wosaji Indonesia	Jakarta, Indonesia	100%
PT Corelab Indonesia	Jakarta, Indonesia	70%
Quantoil Ltd.	London, United Kingdom	100%
Sanchez Technologies SAS	Frépillon, France	100%
Saybolt - Bulgaria Ltd.	Bourgas, Bulgaria	100%
Saybolt (Portugal) Inspeccao de Produtos Petroliferos,Limitada	Lisbon, Portugal	100%
Saybolt Analyt Holding B.V.	Rotterdam, Netherlands	100%
Saybolt Analyt Holding BV - Moscow Rep Office	Moscow, Russian Federation	100%
Saybolt Aruba N.V.	San Nicolas, Aruba, Kingdom of the Netherlands	100%
Saybolt Azerbaijan	Baku, Azerbaijan	100%
Saybolt Bahamas Ltd.	Freeport, Bahamas	100%
Saybolt Belgium N.V.	Antwerp, Belgium	100%
Saybolt Bonaire N.V.	Bonaire, Netherlands	100%
Saybolt Caribbean N.V.	San Nicolas, Aruba, Kingdom of the Netherlands	100%
* Initial Subsidiary Guarantor

5.4-3

Name	Legal Seat	Ownership %
Saybolt Danmark A/S	Copenhagen, Denmark	100%
Saybolt de Colombia SAS	Barranquilla, Colombia	95%
Saybolt de Costa Rica, S.A.	San Jose, Costa Rica	100%
Saybolt España S.A.	Madrid, Spain	100%
Saybolt Eesti AS.	Tallinn, Estonia	100%
Saybolt Finland Oy	Hamina, Finland	100%
Saybolt Greece, Ltd.	Athens, Greece	100%
Saybolt Holding B.V.	Rotterdam, Netherlands	100%
Saybolt Inspection Romania S.R.L.	Constanta, Romania	100%
Saybolt Inspection Services India Private Limited	Mumbai, India	100%
Saybolt Inspection Services Kazakhstan LLP	Aktau, Kazakhstan	100%
Saybolt International B.V.	Rotterdam, Netherlands	100%
Saybolt Italia S.R.L.	Siracusa, Italy	100%
Saybolt Latin America B.V.	Rotterdam, Netherlands	100%
Saybolt Latvia	Ventspils, Latvia	100%
Saybolt LP *	Delaware, United States	100%
Saybolt Malaysia SDN BHD	Kuala Lumpur, Malaysia	100%
Saybolt Malta Ltd.	Kalafran, Malta	100%
Saybolt Nederland B.V.	Rotterdam, Netherlands	100%
Saybolt Norway AS	Mongstad, Norway	100%
Saybolt Poland SpZ.o.o.	Gdynia, Poland	100%
Saybolt South Africa PTY LTD	Cape Town, South Africa	74%
Saybolt St. Eustatius N.V.	St. Eustatius, Netherlands	100%
Saybolt Surveillance and Laboratory Services Joint Stock Corporation	Istanbul, Turkey	100%
Saybolt Sweden AB	Gothenburg, Sweden	100%
Saybolt United Kingdom Limited	Purfleet, United Kingdom	100%
Saybolt van Duyn GmbH	Essen, Germany	100%
SCI 216	Frépillon, France	100%
SP TOO Saybolt Kazakhstan	Aktau, Kazakhstan	100%
Stim-Lab, Inc.	Oklahoma, United States	100%
UAB Saybolt-Baltija	Klaipeda, Lithuania	100%
* Initial Subsidiary Guarantor

5.4-4

•Affiliates of Core Laboratories N.V.

Name	Legal Seat
Saybolt Maroc	Morocco
Saybolt Med S.à.r.L	Tunisia
Saybolt Saudi Arabia Company Ltd.	Saudi Arabia
Saybolt Tunisie S.à.r.L	Tunisia

5.4-5

•Directors/Officers of Core Laboratories N.V.

Supervisory Board Members	Position
Gregory B. Barnett	Supervisory Director
Harvey Klingensmith	Supervisory Director
Lawrence Bruno	Supervisory Director
Margaret Ann van Kempen	Supervisory Director
Martha Z. Carnes	Supervisory Director
Michael Straughen	Supervisory Director
Monique van Dijken Eeuwijk	Supervisory Director

Officers	Position
Lawrence V. Bruno	Chief Executive Officer, President and Chief Operating Officer
Christopher S. Hill	Senior Vice President and Chief Financial Officer
Mark F. Elvig	Senior Vice President, Secretary and General Counsel
Gwendolyn Y. Schreffler	Senior Vice President, Corporate Development and Investor Relations

5.4-6

Financial Statements

1.	Form 10-K for the fiscal year ending and December 31, 2019.
2.	Form 10-Q for the quarterly period ended June 30, 2020.

Schedule 5.5
(to Note Purchase Agreement)

Existing Indebtedness

1.	As of August 31, 2020, the balance under the Seventh Amended and Restated Credit Agreement with Bank of America as Administrative Agent and other Lenders is $129 million.
2.	As of August 31, 2020, the balance under the Series 2011A, Senior Notes maturing September 30, 2021 is $75 million.
3.	As of August 31, 2020, the balance under the Series 2011B, Senior Notes maturing September 30, 2023 is $75 million.

Schedule 5.15
(to Note Purchase Agreement)

Liens

None

Schedule 10.6
(to Note Purchase Agreement)

[Form of Series A Note]

Core Laboratories (U.S.) Interests Holdings, Inc.

4.09% Senior Note Series A Due January 12, 2026

No. AR-[_____]January ___, 2021

$[_______]PPN 21867* AC2

For Value Received, the undersigned, [Core Laboratories (U.S.) Interests Holdings, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Texas, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 12, 2026 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.09% per annum from the date hereof, payable semiannually, on the 30th day of June and December in each year, commencing with the June  30 or December 30 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.09% or (ii) 2 % over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

•

Payments of principal of, interest on and any Make‑Whole Amount and Modified Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated October 16, 2020 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Core Laboratories N.V. (the “Parent”), and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer

Schedule 1.1(A)
(to Note Purchase Agreement)

duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Core Laboratories (U.S.) Interests Holdings, Inc.

By
Name:
Title:

1.1(A)-2-

[Form of Series B Note]

Core Laboratories (U.S.) Interests Holdings, Inc.

4.38% Senior Note Series B Due January 12, 2028

No. BR-[_____]January ___, 2021

$[_______]PPN 21867* AD0

For Value Received, the undersigned, [Core Laboratories (U.S.) Interests Holdings, Inc. (herein called the “Company”), a corporation organized and existing under the laws of Texas, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on January 12, 2028 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.38% per annum from the date hereof, payable semiannually, on the 30th day of June and December in each year, commencing with the June 30 or December 30 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount or Modified Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.38% or (ii) 2 % over the rate of interest publicly announced by Bank of America, N.A. from time to time in New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

•

Payments of principal of, interest on and any Make‑Whole Amount and Modified Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A., New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated October 16, 2020 (as from time to time amended, the “Note Purchase Agreement”), among the Company, Core Laboratories N.V. (the “Parent”), and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 21 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer

Schedule 1.1(B)
(to Note Purchase Agreement)

duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Core Laboratories (U.S.) Interests Holdings, Inc.

By
Name:
Title:

1.1(B)-2-

Form of Subsidiary Guaranty

Subsidiary Guaranty Agreement

Dated as of January 12, 2021

of

Core Laboratories LP

Saybolt LP, Owen Oil Tools LP

Core Laboratories Sales N.V.

Core Laboratories Canada Ltd.

Core Laboratories (U.K.) Ltd.

Core Laboratories Sales B.V.

Core Laboratories Hungary Kft.

Core Laboratories Luxembourg S.A.

Exhibit 2.2

(to Note Purchase Agreement)

Subsidiary Guaranty Agreement

•

This Subsidiary Guaranty Agreement, dated as of January 12, 2021 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Subsidiary Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Subsidiary Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

Preliminary Statements:

I.Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”) and Core Laboratories N.V., a Netherlands public company with limited liability (naamloze venootschap) (the “Parent” and, together with the Company, the “Obligors”), entered into a Note Purchase Agreement dated as of October 16, 2020 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”). Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.The Company has authorized the issuance, pursuant to the Note Agreement, of 4.09% Senior Notes Series A due January 12, 2026 in the aggregate principal amount of $45,000,000 and 4.38% Senior Notes Series B due January 12, 2028 in the aggregate principal amount of $15,000,000.  Pursuant to the Note Agreement, the Company proposes to issue and sell $45,000,000 aggregate principal amount of its 4.09% Senior Notes Series A due January 12, 2026 (the “Series A Notes”) and $15,000,000 aggregate principal amount of its 4.38% Senior Notes Series B due January 12, 2028 (the “Series B Notes,” and together with the Series A Notes, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

III.It is a condition to the Agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Subsidiary Guarantor and shall be in full force and effect.

IV.Each Subsidiary Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement.  The Board of Directors (or equivalent governing body) of each Subsidiary Guarantor has determined that the incurrence of such obligations is in the best interests of such Subsidiary Guarantor.

•

Now Therefore, in order to induce, and in consideration of, the execution and delivery of the Note Agreement and the purchase of the Notes by each of the Purchasers, each Subsidiary Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

Section 1.	Guaranty.
•

Each Subsidiary Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Subsidiary Guarantors guarantees to each holder, the due and punctual payment in full of (a) the principal of, the Make‑Whole Amount, if any, the Modified Make‑Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post‑filing or post‑petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise) and (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein (all such obligations described in clauses (a) and (b) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectability and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Subsidiary Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Subsidiary Guarantor agrees to pay the same when due to the holders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Subsidiary Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

•

Each Subsidiary Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Subsidiary Guarantor, by any other Subsidiary Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

•

Each Subsidiary Guarantor hereby acknowledges and agrees that such Subsidiary Guarantor’s liability hereunder is joint and several with the other Subsidiary Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

•	Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the Purchasers (on behalf of themselves and their successors and assigns) and each Subsidiary

2.2-2

Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Subsidiary Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Subsidiary Guarantor or any holder and shall be deemed to have been automatically consented to by each Subsidiary Guarantor and each holder.  Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Subsidiary Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Subsidiary Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Subsidiary Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

Section 2.	Obligations Absolute.
•

The obligations of each Subsidiary Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Subsidiary Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Subsidiary Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Subsidiary Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Subsidiary Guarantor or any other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Subsidiary Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Subsidiary Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Subsidiary Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Subsidiary Guarantor or to any subrogation, contribution or reimbursement rights any Subsidiary Guarantor may otherwise have.  Each Subsidiary Guarantor covenants that its obligations hereunder will not be discharged except by

2.2-3

indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.
Section 3.	Waiver.
•

Each Subsidiary Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Subsidiary Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Subsidiary Guarantor with respect to any Note, notice to the Company or to any Subsidiary Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Subsidiary Guarantor or otherwise operate as a discharge of such Subsidiary Guarantor or in any manner lessen the obligations of such Subsidiary Guarantor hereunder.

Section 4.	Obligations Unimpaired.
•

Each Subsidiary Guarantor authorizes the holders, without notice or demand to such Subsidiary Guarantor or any other Subsidiary Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make‑Whole Amount, Modified Make‑Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Subsidiary Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Subsidiary Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Subsidiary Guarantor or any other Subsidiary Guarantor or any other Person or to pursue any other remedy available to the holders.

2.2-4

•

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Subsidiary Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Subsidiary Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Subsidiary Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

Section 5.	Subrogation and Subordination.

(a)Each Subsidiary Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)Each Subsidiary Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  If the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Subsidiary Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Guaranty Agreement.

(c)If any amount or other payment is made to or accepted by any Subsidiary Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders, but without reducing or affecting in any manner the liability of such Subsidiary Guarantor under this Guaranty Agreement.

(d)Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

2.2-5

(e)Each Subsidiary Guarantor hereby agrees that, to the extent that a Subsidiary Guarantor shall have paid an amount hereunder to any holder that is greater than the net value of the benefits received, directly or indirectly, by such paying Subsidiary Guarantor as a result of the issuance and sale of the Notes (such net value, its “Proportionate Share”), such paying Subsidiary Guarantor shall, subject to Section 5(a) and 5(b), be entitled to contribution from any Subsidiary Guarantor that has not paid its Proportionate Share of the Guaranteed Obligations.  Any amount payable as a contribution under this Section 5(e) shall be determined as of the date on which the related payment is made by such Subsidiary Guarantor seeking contribution and each Subsidiary Guarantor acknowledges that the right to contribution hereunder shall constitute an asset of such Subsidiary Guarantor to which such contribution is owed.  Notwithstanding the foregoing, the provisions of this Section 5(e) shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the holders of the Notes hereunder or under the Notes, the Note Agreement or any other document, instrument or agreement executed in connection therewith, and each Subsidiary Guarantor shall remain jointly and severally liable for the full payment and performance of the Guaranteed Obligations.

Section 6.	Reinstatement of Guaranty.
•

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

Section 7.	Rank of Guaranty.
•

Each Subsidiary Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Subsidiary Guarantor now or hereafter existing.

Section 8.	Representations and Warranties of Each Subsidiary Guarantor.
•	Each Subsidiary Guarantor represents and warrants to each holder as follows:

Section 8.1.Organization; Power and Authority.  Such Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Such Subsidiary Guarantor has the corporate, limited liability, partnership or other applicable power and authority to own or hold under lease the properties it purports to own or hold

2.2-6

under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 8.2.Authorization, Etc.  This Guaranty Agreement has been duly authorized by all necessary corporate, limited liability, partnership or other applicable action on the part of such Subsidiary Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 8.3.Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by such Subsidiary Guarantor of this Guaranty Agreement will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Subsidiary Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, organizational documents, or any other agreement or instrument to which such Subsidiary Guarantor or any of its Subsidiaries is bound or by which such Subsidiary Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Subsidiary Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Subsidiary Guarantor or any of its Subsidiaries.  “Governmental Authority” means (x) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which such Subsidiary Guarantor or any of its Subsidiaries conducts all or any part of its business, or which asserts jurisdiction over any properties of such Subsidiary Guarantor or any of its Subsidiaries, or (y) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

Section 8.4.Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Subsidiary Guarantor of this Guaranty Agreement.

Section 8.5.Information regarding the Company  Such Subsidiary Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Company.  No holder shall have any duty or responsibility to provide such Subsidiary Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  Such Subsidiary Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability,

2.2-7

existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 8.6.Solvency.  Upon the execution and delivery hereof, such Subsidiary Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

Section 9.	Tax indemnification.
•

All payments whatsoever under this Guaranty Agreement will be made by each Subsidiary Guarantor free and clear of, and without liability for withholding or deduction for or on account of, any present or future tax (whether income, documentary, sales, stamp, registration, issue, capital, property, excise or otherwise), duty, assessment, levy, impost, fee, compulsory loan, charge or withholding (a “Tax”) of whatever nature imposed or levied by or on behalf of any jurisdiction other than the United States (or any political subdivision or taxing authority of or in such jurisdiction) (a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by law.

•

If any deduction or withholding for any Tax of a Taxing Jurisdiction shall at any time be required in respect of any amounts to be paid by a Subsidiary Guarantor under this Guaranty Agreement, such Subsidiary Guarantor will pay to the relevant Taxing Jurisdiction the full amount required to be withheld, deducted or otherwise paid before penalties attach thereto or interest accrues thereon and pay to each holder such additional amounts as may be necessary in order that the net amounts paid to such holder pursuant to the terms of this Guaranty Agreement after such deduction, withholding or payment (including, without limitation, any required deduction or withholding of Tax on or with respect to such additional amount), shall be not less than the amounts then due and payable to such holder under the terms of this Guaranty Agreement before the assessment of such Tax, provided that no payment of any additional amounts shall be required to be made for or on account of:

(a)any Tax that would not have been imposed but for the existence of any present or former connection between such holder (or a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation or any Person other than the holder to whom the Notes or any amount payable thereon is attributable for the purposes of such Tax) and the Taxing Jurisdiction, other than the mere holding of the relevant Note or the receipt of payments thereunder or in respect thereof, including, without limitation, such holder (or such other Person described in the above parenthetical) being or having been a citizen or resident thereof, or being or having been present or engaged in trade or business therein or having or having had an establishment, office, fixed base or branch therein, provided that this exclusion shall not apply with respect to a Tax that would not have been imposed but for such Subsidiary Guarantor, after the date of the Closing, opening an office in, moving an office to, reincorporating in, or changing the Taxing Jurisdiction from or through which

2.2-8

payments on account of this Guaranty Agreement are made to, the Taxing Jurisdiction imposing the relevant Tax;

(b) any Tax that would not have been imposed but for the delay or failure by such holder (following a written request by such Subsidiary Guarantor) in the filing with the relevant Taxing Jurisdiction of Forms (as defined below) that are required to be filed by such holder to avoid or reduce such Taxes (including for such purpose any refilings or renewals of filings that may from time to time be required by the relevant Taxing Jurisdiction), provided that the filing of such Forms would not (in such holder’s reasonable judgment) impose any unreasonable burden (in time, resources or otherwise) on such holder or result in any confidential or proprietary income tax return information being revealed, either directly or indirectly, to any Person and such delay or failure could have been lawfully avoided by such holder, and provided further that such holder shall be deemed to have satisfied the requirements of this clause (b) upon the good faith completion and submission of such Forms (including refilings or renewals of filings) as may be specified in a written request of such Subsidiary Guarantor no later than 60 days after receipt by such holder of such written request (accompanied by copies of such Forms and related instructions, if any, all in the English language or with an English translation thereof); or

(c)any combination of clauses (a) and (b) above;

and provided further that in no event shall such Subsidiary Guarantor be obligated to pay such additional amounts (i) to any holder not resident in the United States of America or any other jurisdiction in which an original Purchaser is resident for tax purposes on the date of the Closing in excess of the amounts that such Subsidiary Guarantor would be obligated to pay if such holder had been a resident of the United States of America or such other jurisdiction, as applicable, for purposes of, and eligible for the benefits of, any double taxation treaty from time to time in effect between the United States of America or such other jurisdiction and the relevant Taxing Jurisdiction or (ii) to any holder of a Note registered in the name of a nominee if under the law of the relevant Taxing Jurisdiction (or the current regulatory interpretation of such law) securities held in the name of a nominee do not qualify for an exemption from the relevant Tax and such Subsidiary Guarantor shall have given timely notice of such law or interpretation to such holder.

•

By acceptance of any Note, the holder of such Note agrees, subject to the limitations of clause (b) above, that it will from time to time with reasonable promptness (x) duly complete and deliver to or as reasonably directed by such Subsidiary Guarantor all such forms, certificates, documents and returns provided to such holder by such Subsidiary Guarantor (collectively, together with instructions for completing the same, “Forms”) required to be filed by or on behalf of such holder in order to avoid or reduce any such Tax pursuant to the provisions of an applicable statute, regulation or administrative practice of the relevant Taxing Jurisdiction or of a tax treaty between the United States and such Taxing Jurisdiction and (y) provide such Subsidiary Guarantor with such information with respect to such holder as such Subsidiary Guarantor may reasonably request in order to complete any such Forms, provided that nothing in this Section 9 shall require any holder to provide information with

2.2-9

respect to any such Form or otherwise if in the opinion of such holder such Form or disclosure of information would involve the disclosure of tax return or other information that is confidential or proprietary to such holder, and provided, further, that each such holder shall be deemed to have complied with its obligation under this paragraph with respect to any Form if such Form shall have been duly completed and delivered by such holder to such Subsidiary Guarantor or mailed to the appropriate taxing authority (which in the case of any Form which requires that it be submitted to the United States Internal Revenue Service as a condition to its effectiveness in the Taxing Jurisdiction shall be deemed to occur when such Form is submitted to the United States Internal Revenue Service in accordance with instructions contained in such Form), whichever is applicable, within 60 days following a written request of such Subsidiary Guarantor (which request shall be accompanied by copies of such Form and English translations of any such Form not in the English language) and, in the case of a transfer of any Note, at least 90 days prior to the relevant interest payment date.

•

On or before the date of the Closing such Subsidiary Guarantor will furnish each Purchaser with copies of the appropriate Form (and English translation if required as aforesaid) currently required to be filed in The Netherlands pursuant to clause (b) of the second paragraph of this Section 9, if any, and in connection with the transfer of any Note such Subsidiary Guarantor will furnish the transferee of such Note with copies of any Form and English translation then required.

•

If any payment is made by such Subsidiary Guarantor to or for the account of the holder of any Note after deduction for or on account of any Taxes, and increased payments are made by such Subsidiary Guarantor pursuant to this Section 9, then, if such holder at its sole discretion determines that it has received or been granted a refund of such Taxes, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, reimburse to such Subsidiary Guarantor such amount as such holder shall, in its sole discretion, determine to be attributable to the relevant Taxes or deduction or withholding.  Nothing herein contained shall interfere with the right of the holder of any Note to arrange its tax affairs in whatever manner it thinks fit and, in particular, no holder of any Note shall be under any obligation to claim relief from its corporate profits or similar tax liability in respect of such Tax in priority to any other claims, reliefs, credits or deductions available to it or (other than as set forth in clause (b) above) oblige any holder of any Note to disclose any information relating to its tax affairs or any computations in respect thereof.

•

Such Subsidiary Guarantor will furnish the holders of Notes, promptly and in any event within 60 days after the date of any payment by such Subsidiary Guarantor of any Tax in respect of any amounts paid under this Guaranty Agreement, the original tax receipt issued by the relevant taxation or other authorities involved for all amounts paid as aforesaid (or if such original tax receipt is not available or must legally be kept in the possession of such Subsidiary Guarantor, a duly certified copy of the original tax receipt or any other reasonably satisfactory evidence of payment), together with such other documentary evidence with respect to such payments as may be reasonably requested from time to time by any holder of a Note.

•	If such Subsidiary Guarantor is required by any applicable law, as modified by the practice of the taxation or other authority of any relevant Taxing Jurisdiction, to make any deduction or

2.2-10

withholding of any Tax in respect of which such Subsidiary Guarantor would be required to pay any additional amount under this Section 9, but for any reason does not make such deduction or withholding with the result that a liability in respect of such Tax is assessed directly against the holder of any Note, and such holder pays such liability, then such Subsidiary Guarantor will promptly reimburse such holder for such payment (including any related interest or penalties to the extent such interest or penalties arise by virtue of a default or delay by such Subsidiary Guarantor) upon demand by such holder accompanied by an official receipt (or a duly certified copy thereof) issued by the taxation or other authority of the relevant Taxing Jurisdiction.

•

If such Subsidiary Guarantor makes payment to or for the account of any holder of a Note and such holder is entitled to a refund of the Tax to which such payment is attributable upon the making of a filing (other than a Form described above), then such holder shall, as soon as practicable after receiving written request from such Subsidiary Guarantor (which shall specify in reasonable detail and supply the refund forms to be filed) use reasonable efforts to complete and deliver such refund forms to or as directed by such Subsidiary Guarantor, subject, however, to the same limitations with respect to Forms as are set forth above.

•

The obligations of such Subsidiary Guarantor under this Section 9 shall survive the payment or transfer of any Note and the provisions of this Section 9 shall also apply to successive transferees of the Notes.

Section 10.	Term of Guaranty Agreement.
•

This Guaranty Agreement and all guarantees, covenants and agreements of the Subsidiary Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6.

•

At the election of the Obligors and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Guaranty Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under such Subsidiary Guaranty, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying as to the matters set forth in clauses (i) through (iv).  In the event of any such release, for purposes of Section 10.7(c) of the Note Purchase

2.2-11

Agreement, all Indebtedness of such Subsidiary Guarantor shall be deemed to have been incurred concurrently with such release.
Section 11.	Survival of Representations and Warranties; Entire Agreement.
•

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Subsidiary Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Subsidiary Guarantor under this Guaranty Agreement.  Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Subsidiary Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 12.	Amendment and Waiver.

Section 12.1.Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of each Subsidiary Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 9, 10, or 13 or 14.7 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Subsidiary Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 12.2.Solicitation of Holders of Notes.

(a)Solicitation.  Each Subsidiary Guarantor will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Subsidiary Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment.  The Subsidiary Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

2.2-12

Section 12.3.Binding Effect.  Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon each Subsidiary Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Subsidiary Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 12.4.Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Subsidiary Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

Section 13.	Notices; English Language.
•

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)if to any Subsidiary Guarantor, to the address specified for such Subsidiary Guarantor on the signature pages hereto, or such other address as such Subsidiary Guarantor shall have specified to the holders in writing, or

(ii)if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Subsidiary Guarantors in writing.

•

Each document, instrument, financial statement, report, notice or other communication delivered in connection with this Guaranty Agreement shall be in English or accompanied by an English translation thereof.

•

This Guaranty Agreement has been prepared and signed in English and each Subsidiary Guarantor agrees that the English version hereof (to the maximum extent permitted by applicable law) shall be the only version valid for the purpose of the interpretation and construction hereof and thereof notwithstanding the preparation of any translation into another language hereof or thereof, whether official or otherwise or whether prepared in relation to any proceedings which may be brought in The Netherlands or any other jurisdiction in respect hereof or thereof.

2.2-13

Section 14.	Miscellaneous.

Section 14.1.Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns whether so expressed or not.  It is agreed and understood that any Person may become a Subsidiary Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the Holders.  Any such Person shall thereafter be a “Subsidiary Guarantor” for all purposes under this Guaranty Agreement.

Section 14.2.Severability.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.3.Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

•

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 14.4.Further Assurances.  Each Subsidiary Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 14.5.Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 14.6.Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Subsidiary Guarantor irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Subsidiary Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such

2.2-14

court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)Each Subsidiary Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13.  Each Subsidiary Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Subsidiary Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The Subsidiary Guarantors and the Holders hereby waive trial by jury in any action brought on or with respect to this Guaranty Agreement or other document executed in connection herewith.

Section 14.7.Obligation to Make Payment in United States Dollars. Any payment on account of an amount that is payable hereunder in United States Dollars which is made to or for the account of any holder in any other currency, whether as a result of any judgment or order or the enforcement thereof or the realization of any security or the liquidation of any Subsidiary Guarantor, shall constitute a discharge of the obligation of such Subsidiary Guarantor under this Guaranty Agreement only to the extent of the amount of United States Dollars which such holder could purchase in the foreign exchange markets in London, England, with the amount of such other currency in accordance with normal banking procedures at the rate of exchange prevailing on the London Banking Day following receipt of the payment first referred to above.  If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to such holder, such Subsidiary Guarantor agrees to the fullest extent permitted by law, to indemnify and save harmless such holder from and against all loss or damage arising out of or as a result of such deficiency.  This indemnity shall, to the fullest extent permitted by law, constitute an obligation separate and independent from the other obligations contained in this Guaranty Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by such holder from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.  As used herein the term “London Banking Day” shall mean any day other than Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in London, England.

2.2-15

Section 14.8.Reproduction of Documents; Execution.  This Guaranty Agreement may be reproduced by any holder by any photographic, photo static, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Subsidiary Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 15.8 shall not prohibit any Subsidiary Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Subsidiary Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.

•	In Witness Whereof, each Subsidiary Guarantor has caused this Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

[Name of Subsidiary Guarantor]

By:

Name:

Title:

Notice Address for such Subsidiary Guarantor

[Name of Subsidiary Guarantor]

By:

Name:

Title:

Notice Address for such Subsidiary Guarantor

2.2-2

Exhibit A

Guarantor Supplement

•

This Guarantor Supplement (the “Guarantor Supplement”), dated as of [__________, 20__] is made by [__________], a [____________] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

Preliminary Statements:

I.Pursuant to the Note Purchase Agreement dated as of October 16, 2020 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (the “Company”), Core Laboratories N.V., a Netherlands limited liability company (the “Parent” and, together with the Company, the “Obligors”) and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold $45,000,000 aggregate principal amount of its Senior Notes Series A due January 12, 2026 (the “Series A Notes”) and sold $15,000,000 aggregate principal amount of its Senior Notes Series B due January 12, 2028 (the “Series B Notes” and together with the Series A Notes, the “Initial Notes”).  The Initial Notes and any other Notes that may from time to time be issued pursuant to the Note Agreement (including any notes issued in substitution for any of the Notes) are herein collectively called the “Notes” and individually a “Note.”

II.The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Subsidiary Guarantor under the Guaranty Agreement dated as of January 12, 2021 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Subsidiary Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

Now Therefore, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

Exhibit A
(to Subsidiary Guaranty Agreement)

The Additional Guarantor hereby becomes a Subsidiary Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Subsidiary Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at sated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations (as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) makes the representations and warranties set forth in Section 8 of the Guaranty Agreement as to such Additional Guarantor and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below.

•	In Witness Whereof, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[Name of Additional Guarantor]

By:

Name:

Title:

Notice Address for such Additional Guarantor

2.2-2

Exhibit A
(to Subsidiary Guaranty Agreement)

Form of Opinion of U.S.  Counsel
to the Obligors

January ___, 2021

To:	Each of the Purchasers named in Schedule A to the Note Purchase Agreement referenced herein
Re:	Note Purchase Agreement dated October ___, 2020 of Core Laboratories (U.S.) Interests Holdings, Inc., as Issuer and Core Laboratories N.V., as Guarantor

Ladies and Gentlemen:

We have acted as special counsel to Core Laboratories (U.S.) Interests Holdings, Inc., a Texas corporation (“Core U.S.”), as Issuer, and Core Laboratories N.V., a Netherlands limited liability company, as Guarantor (“Core N.V.”), in connection with the issuance and sale by Core U.S. of (i) $45,000,000 aggregate principal amount of its 4.09%, Senior Notes Series A, due January 12, 2026, and (ii) $15,000,000 aggregate principal amount of its 4.38%, Senior Notes Series B, due January 12, 2028 (collectively, the “Notes”, and individually, a “Note”), which Core U.S. is issuing and selling to you pursuant to the Note Purchase Agreement dated October ___, 2020 (the “Purchase Agreement”) among Core U.S., Core N.V. and you, as the several purchasers that are signatories thereto (the “Note Purchasers”) which Notes are guaranteed by Core N.V., the parent of Core U.S.  We are delivering this opinion to you at the request of the Obligors pursuant to Section 4.4 of the Purchase Agreement.  We have also acted as special counsel to the following subsidiaries of either or both of Core U.S. and Core N.V. as guarantors of the obligations of Core U.S. and Core N.V. under the Purchase Agreement and the Notes (all such subsidiaries, collectively with Core U.S. and Core N.V., the “Obligors” and each, an “Obligor”): Core Laboratories LP, a Delaware limited partnership (“Core LP”), Saybolt LP, a Delaware limited partnership (“Saybolt”), Owen Oil Tools LP, a Delaware limited partnership (“Owen Oil”), and Core Laboratories Holding, Inc., a Delaware corporation (“Core Holding” and collectively with Core LP, Saybolt, Owen Oil and Core U.S., the “U.S. Obligors”), Core Laboratories Sales, N.V., a Curacao limited liability company, Core Laboratories Canada, Ltd., an Alberta corporation, Core Laboratories (UK) Ltd., a company formed under the laws of England and Wales, Core Laboratories Sales B.V., a Dutch private limited liability company, Core Laboratories Hungary Kft., a company formed under the laws of Hungary, and Core Laboratories Luxembourg S.A., a company incorporated under the laws of Luxembourg.

In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, certified or photostatic copies, and the authenticity of the originals of such copies.  As to any facts material to this opinion that we did not independently establish or verify, we have relied upon (i) your representations (including those made in the Purchase Agreement), (ii) representations of the Obligors and their officers and other representatives (including the facts and conclusions set forth in the certificates

Exhibits 4.4(a)(i)
(to Note Purchase Agreement)

of representatives of Obligors described below and representations made in the Purchase Agreement) and (iii) certifications of public officials.

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a)the Purchase Agreement including the Guaranty of Core N.V. contained therein;

(b)the Notes;

(c)the Subsidiary Guaranty Agreement dated as of even date with the Purchase Agreement (the “Guaranty”), executed by the Subsidiary Guarantors (as defined in the Purchase Agreement) in favor of the holders of the Notes;

(d)the Organizational Documents of each of the U.S. Obligors, certified by an Authorized Representative of each of said entities to be in effect on the date hereof and on the date of the resolutions referenced below;

(e)certificates of an Authorized Representative of Core U.S. and each of the U.S. Obligors delivered to you pursuant to Section 4.3 of the Purchase Agreement;

(f)a copy of certain resolutions of each of the U.S. Obligors authorizing the transactions and certified by an Authorized Representative of each of the U.S. Obligors;

(g)certificates of the Secretary of State of the State of Texas and the Comptroller of Public Accounts of the State of Texas and the Secretary of State of the State of Delaware as to the good standing and legal existence of the U.S. Obligors;

(h)the certificate an Authorized Representative of Core U.S. or Core N.V. dated the date hereof (the “Opinion Support Certificate”), a copy of which is attached as Exhibit A hereto; and

(i)such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

We express no opinion as to the laws of any jurisdiction other than (i) the applicable laws of the State of New York, (ii) the applicable laws of the State of Texas, (iii) the Revised Uniform Limited Partnership Act of the State of Delaware, and (iv) the applicable laws of the United States of America to the extent referred to specifically herein.  References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and that are not the subject of a specific opinion herein referring expressly to a particular law or laws; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, securities (except with respect to the opinion set forth in paragraph 7 below), tax, insurance or antitrust, laws, rules or regulations.

Exhibit 4(a)(i)-2-

As used herein the following terms have the respective meanings set forth below:

“Applicable Agreements” has the meaning assigned to such term in the Opinion Support Certificate.

“Applicable Orders” has the meaning assigned to such term in the Opinion Support Certificate.

“Authorized Representative” means the Chief Executive Officer, Chief Financial Officer, General Counsel, Treasurer or Comptroller of either of Core U.S., Core N.V. or the other U.S. Obligors, as applicable.

“Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to applicable laws of the States of Texas or New York or applicable laws of the United States of America.

“Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the States of Texas or New York or the United States of America.

“Organizational Documents” means (i) the Certificate of Formation of Core U.S. certified on January ___, 2021 by the Secretary of State of the State of Texas, (ii) the Bylaws of Core U.S., (iii) Certificate of Limited Partnership of Core LP certified on January ___, 2021 by the Secretary of State of the State of Delaware, (iv) the Agreement of Limited Partnership of Core LP, (v) the Certificate of Formation of Core Laboratories, LLC, general partner (the “General Partner”) of certain of the U.S. Obligors, certified on January ___, 2021 by the Secretary of State of the State of Delaware, (vi) the Limited Liability Company Agreement of the General Partner, (vii) the Certificate of Limited Partnership of Saybolt certified on January ___, 2021 by the Secretary of State of the State of Delaware, (viii) the Agreement of Limited Partnership of Saybolt, (ix) the Certificate of Limited Partnership of Owen Oil certified on January ___, 2021 by the Secretary of State of the State of Delaware, (x) the Agreement of Limited Partnership of Owen Oil, (xi) the Certificate of Incorporation of Core Holding certified on January ___, 2021 by the Secretary of State of Delaware, and (xii) the Bylaws of Core Holding.

“Person” has the meaning given to such term in the Purchase Agreement.

“Transaction Agreements” means, collectively, the Purchase Agreement, the Notes and the Guaranty.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

Core U.S. is validly existing as a corporation under the laws of the State of Texas and its status with respect to transacting business in the State of Texas is active.  Each of the other U.S. Obligors is validly existing under the laws of the State of Delaware.

Each of Core U.S. and Core Holding has the corporate power and authority, and each of the other U.S. Obligors has the partnership power and authority to execute, deliver and perform all

Exhibit 4(a)(i)-3-

of its obligations under each of the Transaction Agreements to which it is a party.  The execution and delivery of each of the Transaction Agreements and the performance by each of the U.S. Obligors of its obligations thereunder have been duly authorized by all requisite corporate or partnership, as appropriate, action.  Each of the Transaction Agreements has been duly executed and delivered by or on behalf of each of the U.S. Obligors.

Each of the Transaction Agreements constitutes the valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms under applicable laws of the State of New York.

None of the execution, delivery or performance by each Obligor of its obligations under the Transaction Agreements to which it is a party, nor compliance by such Obligor with the terms thereof will (a) violate (i) any applicable law of the States of Texas or New York or any applicable law of the United States of America, (ii) Regulations T, U or X of the Board of Governors of the Federal Reserve System, or (iii) any Organizational Document of Core U.S.; (b) constitute a breach or violation of, or a default under, or result in the creation of any security interest in, or lien upon any of the property or assets of Core U.S. pursuant to any, Applicable Agreement; or (c) result in the contravention or violation of any Applicable Order applicable to Core U.S.

No Governmental Approval is required to authorize, or is required in connection with, the execution or delivery of any of the Transaction Agreements by the Obligors or the enforceability of any of the Transaction Agreements against the Obligors, except for those Governmental Approvals that have been obtained or taken and are in full force and effect.

Core U.S. is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Assuming as to factual matters, without investigation, that the representations and warranties of the Obligors in Section 5.13 of the Purchase Agreement and of the Purchasers in Section 6.1 of the Purchase Agreement are true and correct, the offer, issuance, sale and delivery by the Obligors of the Notes and the execution and delivery of the Guaranty to the Purchasers in the manner contemplated by the Purchase Agreement, do not require registration under the Securities Act of 1933, as amended (the “Securities Act”), or the qualification of an indenture under the Trust Indenture Act of 1939, as amended;

Exhibit 4(a)(i)-4-

provided, however, that we express no opinion as to any subsequent offer or resale or other transfer of any Note.

Our opinions are subject to the following assumptions and qualifications:

The opinion set forth in paragraph 1 above is based solely upon our review of certificates and other communications from officials of the State of Texas.

Enforcement of each of the Transaction Agreements may be:

limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally; and

subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief or any other equitable remedy and concepts of materiality, reasonableness, good faith and fair dealing.

In rendering the opinion expressed in paragraph 7 above, we have taken into consideration not only the number of Purchasers, but also their financial standing and investment experience, their past investment practices, the nature of the written information provided to them concerning the Obligors and their respective business and proposed business and the ability and intention of the several Purchasers to honor their respective investment representations.  To the extent that the foregoing matters of fact are not within our personal knowledge, we have relied upon, and take no responsibility for any inaccuracy in, the representations and warranties contained in Sections 5.13 and 6.1 of the Purchase Agreement and the other information furnished to us about  the Purchasers.

We express no opinion as to the enforceability of any provisions:

relating to rights of set-off or counterclaim, or the waiver thereof;

purporting to establish certain determinations (including determinations of contracting parties) as conclusive or conclusive absent manifest error, to commit the same to the discretion of any Person or permit any Person to act in its sole judgment or to waive rights to notice (including, without limitation, notice of acceleration, demands, defenses, counterclaims or setoffs);

providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that each and every remedy shall be cumulative and in addition to every other remedy or that any delay or omission to exercise any right or remedy shall not impair any other right or remedy or constitute a waiver thereof;

relating to severability or separability or the marshaling of assets or rights of redemption (or the waiver thereof);

Exhibit 4(a)(i)-5-

purporting to require that all amendments, modifications and waivers be in writing or to require disregard of any course of dealing between parties or usage of trade;

purporting to establish any obligation of any party as absolute or unconditional regardless of the occurrence or non-occurrence or existence or non-existence of any event or other state of facts;

purporting to obligate any party to conform to a standard that may not be objectively determinable;

purporting to require the disregard of mandatory choice of law rules; or

that relate to indemnification, exculpation or reimbursement obligations to the extent any such provisions (i) would purport to require any Person to provide indemnification, exculpation or reimbursement in respect of the gross negligence, recklessness, willful misconduct or unlawful or wrongful behavior of any Person (ii) violate any law, rule or regulation (including any federal or state securities law, rule or regulation) or (iii) are determined to be contrary to public policy.

We have assumed that each of the parties to the Transaction Agreements (other than the U.S. Obligors) is validly existing and in good standing under the laws of its jurisdiction of organization.

We have assumed that each of the parties to the Transaction Agreements (other than the U.S. Obligors) had the power and authority (corporate, partnership, limited liability company or other) to execute, deliver and perform all obligations thereunder and have also assumed the due authorization by all requisite action (corporate, partnership, limited liability company or other) and the due execution and delivery by such parties of such documents.

Except as and to the extent expressed in paragraph 3 above, we have assumed that each of the Transaction Agreements constitutes the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms.

We express no opinion as to the effect on the opinions expressed herein of (a) the compliance or non-compliance of any of the Purchasers or any of the Obligors that are not U.S. Obligors with any state, federal or other laws or regulations applicable to it, (b) the legal or regulatory status or the nature of the business of any of the Purchasers or any of the Obligors that are not U.S. Obligors, (c) other facts specifically pertaining to the Purchasers or any of the Obligors that are not U.S. Obligors and (d) any state, federal or other laws, rules, regulations or orders that may be applicable as a result of the involvement of the Purchasers in the transactions contemplated by any of the Transaction Agreements or because of the legal or regulatory status or the nature of the business of any of the Purchasers.

Except to the extent that we express our opinions above, we have assumed that the execution and delivery of the Transaction Agreements, and the performance of the obligations of the parties thereto under the Transaction Agreements do not and will not conflict with,

Exhibit 4(a)(i)-6-

contravene, violate or constitute a default under (a) the charter or by-laws or other Organizational Documents of any such party, (b) any lease, indenture, instrument or other agreement to which any party to the Transaction Agreements or its property is subject, (c) any law, rule or regulation to which any party to the Transaction Agreements is subject or (d) any judicial or administrative order or decree of any governmental authority.

Except to the extent that we expressly opine above, we have assumed that no authorization, consent or other approval of, notice to or registration, recording or filing with any court, governmental authority or regulatory body is required to authorize or is required in connection with the execution, delivery or performance by an Obligor of any Transaction Agreement to which it is a party or the transactions contemplated thereby.

Without limiting the generality of our qualification in clause (1) of paragraph (ii) above, we express no opinion as to the applicability or effect of any preference, fraudulent transfer or conveyance, or similar law (including, without limitation, Section 548 of Title 11 of the United States Code or Article 10 of the New York Debtor Creditor Law) on the Subsidiary Guaranties or the other Transaction Documents or any transactions contemplated thereby or any opinion expressed herein.

We have assumed, with your concurrence, that in making an investment decision to purchase the Notes, none of the Note Purchasers has relied upon any of the treasury stock of Core N.V. as collateral or support for the repayment of the Notes.

This opinion is being furnished only to you in connection with the sale of the Notes under the Purchase Agreement occurring today and is solely for your benefit and, without our prior written consent, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other Person or for any other purpose; provided, however, that (i) this opinion may be disclosed to (a) the National Association of Insurance Commissioners and any regulatory body or agency (including self-regulatory agencies) having jurisdiction over you and (b) permitted offerees of Notes who are Institutional Investors (as defined in the Purchase Agreement) in connection with the offer, sale or transfer of all or any portion of a Note to such permitted offerees, and (ii) such permitted offerees that become transferees of all or any portion of a Note prior to the occurrence of any Event of Default under the Purchase Agreement may rely on this letter as of the time of its delivery on the date hereof as if this letter were addressed to them.  The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you or any other Person of changes of facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

(a)Exhibit A

Exhibit 4(a)(i)-7-

(b)CORE LABORATORIES (U.S.) INTERESTS HOLDINGS, INC.
AND
CORE LABORATORIES N.V.

(c)OFFICER’S CERTIFICATE

(d)January ___, 2021

Reference is made to the Note Purchase Agreement dated October ___, 2020 (the “Purchase Agreement”), among Core Laboratories (U.S.) Interests Holdings, Inc. (“Core U.S.”) and Core Laboratories N.V. (“Core N.V.”) and the several purchasers that are signatories thereto.  The undersigned, Mark F. Elvig, hereby certifies that he holds the office designated below his signature and as such is authorized to execute this Officer’s Certificate on behalf of Core U.S.

Such Authorized Representative understands that pursuant to the Purchase Agreement, Hunton Andrews Kurth LLP (“HAK”), special counsel to the Obligors, is delivering to the Purchasers an opinion letter dated the date hereof (the “HAK Opinion Letter”).  Such Authorized Representative further understands that HAK is relying on this certificate and the statements made herein in rendering certain of the opinions expressed in the HAK Opinion Letter.  Capitalized terms use and not otherwise defined in this officer’s certificate shall have the meanings ascribed to such terms in the HAK Opinion Letter.

With regard to the foregoing, the undersigned certifies that he has made due inquiry of all persons necessary or appropriate to verify or confirm the statements contained herein and they further certify the following:

1.Attached as Schedule 1 to this Officer’s Certificate is a true, accurate and complete list of (a) every indenture, loan or similar agreement, security or pledge agreement, mortgage, deed of trust or promissory note that evidences Indebtedness described in Schedule 5.15 of the Purchase Agreement, and (b) every other agreement that is both material in relation to the operation of Core U.S. and is an instrument by which Core U.S. is bound, in each case in effect immediately prior to the execution and delivery of the Transaction Agreements (collectively, “Applicable Agreements”).

2.Attached as Schedule 2 to this Officer’s Certificate is a true, accurate and complete list of every material order or decree (collectively, “Applicable Orders”) of any Governmental Authority by which any Obligor is bound.

3.Core U.S. is not engaged in the business of investing, reinvesting, owning, holding or trading Securities.  Furthermore, Core U.S.:

(a)is not engaged, nor does it hold itself out as being engaged, nor does it propose to engage, in the business of investing, reinvesting, or trading in Securities;

(b)is not engaged, nor does it propose to engage, in the business of issuing Face-Amount Certificates of the Installment Type, nor has it been engaged in such business and have any such certificates outstanding; and

Exhibit 4(a)(i)-8-

(c)does not own, nor does it propose to acquire, Investment Securities having a value exceeding 40 percent of the value of its total assets (exclusive of Government Securities and cash items) on an unconsolidated basis.

As used in paragraph 3 of this Officer’s Certificate:

“Face-Amount Certificate of the Installment Type” means any certificate, investment contract or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount;

“Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by an entity controlled or supervised by and acting as an instrumentality of the Government of the United States of America pursuant to authority granted by the Congress of the United States of America; or any certificate of deposit for any of the foregoing;

“Investment Securities” means all Securities, except (i) Government Securities and (ii) Securities issued by majority-owned subsidiaries of the owner, which subsidiaries: (A) are not themselves engaged in any activity described in clauses (a) through (c) of paragraph (3) of this certificate; and (B) do not own or propose to own Investment Securities having a value exceeding 40 percent of the value of each such subsidiary's total assets (exclusive of Government Securities and cash items) on an unconsolidated basis; and

“Security” or “securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

4.The Obligors do not have any plan to use the proceeds from the sale of notes contemplated by the Purchase Agreement to purchase and carry any “margin stock” (as defined in Regulation U) in any manner contrary to that Regulation.  To the extent Obligors use any identifiable proceeds from the sales of the notes to purchase any such margin stock, if such purchase is in the form of warrants or exchangeable notes, they will cease to exist immediately upon acquisition.  With regard to margin stock in the form of common equity, at this time, Obligors do not have any definitive plan to use these proceeds for such purposes.

Exhibit 4(a)(i)-9-

IN WITNESS WHEREOF the undersigned officer of Core U.S. has executed this Officer’s Certificate as of the date first written above.

CORE LABORATORIES (U.S.)
  INTERESTS HOLDINGS, INC.

By:

Mark F. Elvig

General Counsel

Exhibit 4(a)(i)-10-

(e)Exhibit A-1

(f)Applicable Agreements

1.Seventh Amended and Restated Credit Agreement dated as of June 19, 2018, as amended or restated from time to time, among Core Laboratories, N.V. and Core Laboratories (U.S.) Interests Holdings, Inc., as Borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the other Lenders party thereto.

2.Master Note Purchase Agreement dated September 30, 2011, among Core Laboratories (U.S.) Interests Holdings, Inc., as Issuer, Core Laboratories N.V., as Guarantor, and the several purchasers party thereto.

Exhibit 4(a)(i)-11-

(g)Schedule 2

(h)Applicable Orders

None.

Exhibit 4(a)(i)-12-

Form of Opinion of The Netherlands Counsel
for the Parent

Dear Addressees:

Re: Core Laboratories N.V.

This opinion letter is rendered to you in connection with the Note Purchase Agreement (as defined in Exhibit A). This opinion letter is rendered to you pursuant to Section 4.4. of the Note Purchase Agreement (as defined in Exhibit A).

Capitalised terms used in this opinion letter have the meanings set forth in Exhibit A. The section headings used in this opinion letter are for convenience of reference only and are not to affect its construction or to be taken into consideration in its interpretation.

This opinion letter is addressed solely to you. It may only be relied upon by you in connection with the Note Purchase Agreement; provided, however, that (i) this opinion letter may be disclosed to (a) the National Association of Insurance Commissioners and any regulatory body or agency (including self-regulatory agencies) having jurisdiction over you and (b) permitted offerees of the Notes who are Institutional Investors (as defined in the Note Purchase Agreement) in connection with the offer, sale or transfer of all or any portion of a Note to such permitted offerees, and (ii) such permitted offerees that become transferees of all or any portion of a Note prior to the occurrence of any event of default under the Note Purchase Agreement may rely on this opinion letter as of the time of its delivery on the date hereof as if this letter were addressed to them. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Note Purchase Agreement or any other document reviewed in connection with this opinion letter, except as expressly confirmed in this opinion letter.

Except as otherwise expressly provided herein, its contents may not be quoted, otherwise included, summarised or referred to in any publication or document or disclosed to any other party, in whole or in part, for any purpose, without our prior written consent.

In rendering the opinions expressed in this opinion letter, we have exclusively reviewed and relied upon the Note Purchase Agreement and the Corporate Documents and we have assumed that the Note Purchase Agreement has been entered into for bona fide commercial reasons. We have not investigated or verified any factual matter disclosed to us in the course of our review.

We have not been involved in structuring, drafting or negotiating of the Note Purchase Agreement.

This opinion letter sets out our opinion on certain matters of the laws with general applicability of the Netherlands, and, insofar as they are directly applicable in the Netherlands, of the European Union, as at today's date and as presently interpreted under published authoritative case law of the Netherlands courts, the General Court and the Court of Justice of the European Union. For purposes of the opinions expressed in paragraph 7 (No Violation of Law) and paragraph 8 (No Authorisations, Consents, Approvals, Filings,

Exhibits 4.4(a)(ii)
(to Note Purchase Agreement)

Records or Registrations) we have given regard only to those laws that we, having exercised customary professional diligence, would reasonably be expected to recognise as being applicable to an entity, transaction or agreement to which this opinion letter relates. We do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organisation, except insofar as these rules are directly applicable in the Netherlands, nor do we express any opinion on tax law, regulatory law (except for the opinion expressed in paragraph 8 (No Authorisations, Consents, Approvals, Filings, Records or Registrations), Netherlands or European competition law or data protection law. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes of Netherlands law subsequent to today's date. We do not purport to opine on the consequences of amendments to the Note Purchase Agreement subsequent to the date of this opinion letter.

The opinions expressed in this opinion letter are to be construed and interpreted in accordance with Netherlands law. Except as otherwise expressly provided herein, this opinion letter may only be relied upon by you, and our willingness to render this opinion letter is based on the condition that you accept and agree that (i) the competent courts at Amsterdam, the Netherlands have exclusive jurisdiction to settle any issues of interpretation or liability arising out of or in connection with this opinion letter, (ii) any legal relationship arising out of or in connection with this opinion letter (whether contractual or non-contractual), including the above submission to jurisdiction, is governed by Netherlands law, (iii) that the general conditions of NautaDutilh N.V. (which include a limitation of liability) apply mutatis mutandis and (iv) no person other than NautaDutilh may be held liable in connection with this opinion letter.

In this opinion letter, legal concepts are expressed in English terms. The Netherlands legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described by the English terms. This opinion letter does not purport to address all matters of Netherlands law that may be of relevance to you with respect to the Note Purchase Agreement.

For the purposes of this opinion letter, we have assumed that:

each copy of a document conforms to the original, each original is authentic, and each signature is the genuine signature of the individual purported to have placed that signature;

no defects attach to the incorporation of the Company (aan haar totstandkoming geen gebreken kleven) and the Deed of Incorporation and each of the amendment of the articles of association have been executed on the basis of a valid notarial deed and (where applicable) has been executed on the basis of a valid declaration of no objection (verklaring van geen bezwaar) by a civil law notary (notaris) or a deputy (waarnemer) of a civil law notary (notaris) who had the power and authority to execute such deeds, and such deeds comply with Netherlands law (voldoen aan de eisen der wet);

(i) no regulations (reglementen) have been adopted by any corporate body of the Company and (ii) the Articles of Association of the Company are its articles of association currently in force. The Extract supports item (ii) of this assumption;

Exhibit 4(a)(i)-2-

the Company has not (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) been converted (omgezet) into another legal form, either national or foreign, (iv) had its assets placed under administration (onder bewind gesteld), (v) been declared bankrupt (failliet verklaard) or granted a suspension of payments (surseance van betaling verleend), (vi) been made subject to similar proceedings in any jurisdiction or otherwise been limited in its power to dispose of its assets. The Extract and our inquiries of today with the Insolvency Registers support the items (i) through (v) of this assumption. However, this information does not constitute conclusive evidence that the events set out in items (i) through (v) have not occurred;

the resolutions recorded in the Resolution are in full force and effect, and the factual statements made and the confirmations given in the Resolution are complete and correct;

none of the members of the Management Board (bestuurders) has a direct or indirect personal interest which conflicts with the interest of the Company and the business connected with it in respect of the adoption of any of their respective Resolution. This assumption is supported by the confirmation in this respect as included in the Resolutions;

the contents of the Secretary's Certificate are true and correct;
the Note Purchase Agreement has been signed on behalf of each of the Purchasers listed in Schedule A thereto;

no works council (ondernemingsraad) has been established or is in the process of being established with respect to the business of the Company. This assumption is supported by the confirmation in this respect as included in the Resolutions;

under any applicable law (other than, in relation to the Company, Netherlands law):
•	the Note Purchase Agreement constitutes the legal, valid and binding obligations of the persons expressed to be a party thereto, enforceable against them in accordance with their terms;
•	the appointment of an agent for service in process in the Note Purchase Agreement by the Company is legal, valid and binding;
•	the choice of law clause in the Note Purchase Agreement constitutes a legal, valid and binding choice of law; and
•	the agreement conferring jurisdiction in the Note Purchase Agreement constitutes a legal, valid and binding agreement conferring jurisdiction.
none of the opinions stated in this opinion letter will be affected by any foreign law.

Based upon and subject to the foregoing and subject to the qualifications set forth in this opinion letter and to any matters, documents or events not disclosed to us, we express the following opinions:

Exhibit 4(a)(i)-3-

Corporate Status

The Company has been duly incorporated and is validly existing as a naamloze vennootschap (public company with limited liability).

Corporate Power

The Company has the corporate power to enter into the Note Purchase Agreement and to perform its obligations thereunder.

Corporate Action

The Company has taken all corporate action required by its Articles of Association and Netherlands law in connection with entering into the Note Purchase Agreement and the performance of its obligations thereunder.

Valid Signing

The Note Purchase Agreement has been validly signed on behalf of the Company.

Choice of law

The choice of the law of the State of New York to govern the contractual obligations of the Company under the Note Purchase Agreement is recognised under Netherlands law and will be given effect to by the Netherlands courts.

Jurisdiction

The agreement conferring jurisdiction in the Note Purchase Agreement is recognised under Netherlands law.

No Violation of Law

The entering into of the Note Purchase Agreement by the Company and the performance of its obligations thereunder does not in itself result in a violation of Netherlands law which would affect the enforceability of its obligations under the Note Purchase Agreement

No Authorisations, Consents, Approvals, Filings, Recordings or Registrations

No authorisation, consent, approval, licence or order from or notice to, filing, recording or registration with any regulatory or other authority or governmental body of the Netherlands is required by the Company in connection with its entering into the Note Purchase Agreement or the performance of its obligations thereunder, the absence of which would affect the enforceability of its obligations thereunder.

Enforcement of Judgments

A judgment of the courts of any New York State or federal court sitting in the Borough of Manhattan, The City of New York (the “Courts”), cannot be enforced in the Netherlands. In order to obtain a judgment in respect of the Note Purchase Agreement that can be enforced in the Netherlands against the Company, the dispute will have to be re-litigated before the competent Netherlands court. This court will have discretion to attach such weight to the judgment of the Courts as it deems appropriate. Given the submission by the Company to the jurisdiction of the Courts, the Netherlands courts can be expected to give conclusive effect to a final and enforceable judgment of such court

Exhibit 4(a)(i)-4-

in respect of the obligations under the Note Purchase Agreement without re-examination or re-litigation of the substantive matters adjudicated upon. This would require (i) the court involved accepted jurisdiction on the basis of an internationally recognised ground to accept jurisdiction, (ii) the proceedings before such court to have complied with principles of proper procedure (behoorlijke rechtspleging), (iii) such judgment not being contrary to the public policy of the Netherlands and (iv) such judgment not being incompatible with a judgment given between the same parties by a Netherlands court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment is recognisable in the Netherlands.

Appointment of Authorized Agent

The choice of the law of the State of New York to govern the appointment by the Company of an agent for service of process in the Note Purchase Agreement is recognised under Netherlands law.

It is not necessary for the enforcement in the Netherlands of the Note Purchase Agreement that the Purchasers (as referred to in the Note Purchase Agreement) be licensed, registered, qualified or otherwise entitled to carry on business in the Netherlands.

The opinions expressed above are subject to the following qualifications:

As Netherlands lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Note Purchase Agreement under the applicable law and the obligations of the parties to the Note Purchase Agreement and we have made no investigation of that meaning and purport. Our review of the Note Purchase Agreement and of any other documents subject or expressed to be subject to any law other than Netherlands law has therefore been limited to the terms of these documents as they appear to us on their face.

The information contained in the Extract does not constitute conclusive evidence of the facts reflected therein.

Pursuant to Article 2:7 DCC, any transaction entered into by a legal entity may be nullified by the legal entity itself or its trustee in bankruptcy proceedings (curator) if the objects of that entity were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Netherlands Supreme Court (Hoge Raad der Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of the objects in that legal entity's articles of association (statuten) is decisive, but all (relevant) circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction. Based on the objects clause contained in the Articles of Association, we have no reason to believe that by entering into the Note Purchase Agreement by the Company would transgress the description of the objects contained in its Articles of Association. However, we cannot assess whether there are other relevant circumstances that must be taken into account, in particular whether the interests of the Company are served by entering into the Note Purchase Agreement since this is a matter of fact.

Exhibit 4(a)(i)-5-

Pursuant to Article 2:98c DCC, a naamloze vennootschap may grant loans (leningen verstrekken) only in accordance with the restrictions set out in Article 2:98c DCC, and may not provide security (zekerheid stellen), give a price guarantee (koersgarantie geven) or otherwise bind itself, whether jointly and severally or otherwise with or for third parties (zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden) with a view to (met het oog op) the subscription or acquisition by third parties of shares in its share capital or depository receipts. This prohibition also applies to its subsidiaries (dochtervennootschappen). It is generally assumed that a transaction entered into in violation of Article 2:98c DCC is null and void (nietig). We have no reason to believe that entering into the Note Purchase Agreement by the Company would be in violation of Article 2:98c DCC.

A power of attorney or mandate granted by the Company in the Note Purchase Agreement, including but not limited to the appointment of an agent of service of process (to the extent this can be considered a power of attorney):

shall as between the principal and the third party be governed by the law determined pursuant to the Convention on the Law Applicable to Agency (het Haags Vertegenwoordigingsverdrag) to the extent it concerns the existence and extent of the attorney's authority and the effects of the attorney's exercise or purported exercise of his or her authority; and

to the extent governed by the laws of the Netherlands, can only be made irrevocable to the extent its purpose is the performance of legal acts in the interest of the attorney or a third party (it being noted that the competent Netherlands court may, at the request of the principal, cancel the irrevocability for compelling reasons).

It is uncertain whether a service of process for proceedings in the Netherlands on the agent appointed for that purpose in the Note Purchase Agreement will be effective.

Despite any generally recognised choice of law clause contained in the Note Purchase Agreement a court in the Netherlands (a) may apply overriding mandatory provisions of (i) Netherlands law and (ii) the law of the country where the obligations arising out of the agreement have to be or have been performed, in so far as those overriding mandatory provisions render the performance of the agreement unlawful, (b) may refuse application of a provision of the chosen law if application thereof is manifestly incompatible with the public policy (“ordre public”) of the Netherlands or the European Union, (c) may, in relation to the manner of performance of an agreement and the steps to be taken in the event of defective performance, have regard to the law of the country where performance of the agreement takes place, and (d) will ignore the choice of law clause to the extent it relates to proprietary aspects of a transfer of title or the granting of security and other proprietary rights and (e) will ignore the choice of law clause to the extent it relates to (i) an act of unfair competition or an act restricting free competition, or (ii) infringement of an intellectual property right.

Netherlands courts may, notwithstanding any provision to the contrary in the Master Note Purchase Agreement, assume jurisdiction if a plaintiff:

Exhibit 4(a)(i)-6-

seeks provisional measures in preliminary relief proceedings (kort geding) as provided for in Article 254 NCCP et seq.;

b.	files a request for the levy of a pre-trial attachment (conservatoir beslag) as provided for in Article 700 NCCP et seq.

Any provision in the Note Purchase Agreement stating that any rights and obligations thereunder shall bind successors and assigns of any party thereto or any other person who is not a party to such Note Purchase Agreement may not be enforceable in the Netherlands in the absence of any further agreement to that effect with such successors and assigns.

The opinions expressed in this opinion letter may be limited or affected by:

rules relating to Insolvency Proceedings or similar proceedings under a foreign law and other rules affecting creditors' rights generally;

the provisions of fraudulent preference and fraudulent conveyance (Actio Pauliana) and similar rights available in other jurisdictions to insolvency practitioners and insolvency office holders in bankruptcy proceedings or creditors;

claims based on tort (onrechtmatige daad);

sanctions and measures, including but not limited to those concerning export control, pursuant to European Union regulations, under the Sanctions Act 1977 (Sanctiewet 1977) or other legislation;

the Anti-Boycott Regulation and related legislation;

with respect to the Note Purchase Agreement, the rules of force majeure (niet toerekenbare tekortkoming), reasonableness and fairness (redelijkheid en billijkheid), suspension (opschorting), dissolution (ontbinding), unforeseen circumstances (onvoorziene omstandigheden) and vitiated consent (i.e. duress (bedreiging), fraud (bedrog), abuse of circumstances (misbruik van omstandigheden) and error (dwaling)) or a difference of intention (wil) and declaration (verklaring), set-off (verrekening), and other defences afforded by Netherlands law to obligors generally.

An agreement conferring jurisdiction may be ignored pursuant to the Recast Enforcement Regulation, the Lugano II Convention, any instrument or national legislation referred to in Article 67 of the Recast Enforcement Regulation or the Lugano II Convention, or limited exceptions contained in the DCCP.

Netherlands courts may, notwithstanding any provision to the contrary in the Note Purchase Agreement, stay proceedings if concurrent proceedings have been brought elsewhere.

Notwithstanding any agreement conferring jurisdiction on a specific Netherlands court in the Note Purchase Agreement, any (other) Netherlands court may assume jurisdiction in situations where the DCCP permits to ignore such agreement.

Exhibit 4(a)(i)-7-

No opinion is expressed as to the recognition under Netherlands law of a choice of law governing the granting, creation or vesting of a security right or a transfer or assignment of an asset or as to the validity or recognition under Netherlands law of such security right, assignment or transfer.

No opinion is expressed as to the validity or enforceability of any security right purported or intended to be vested by or pursuant to the Note Purchase Agreement or with respect to any consents, approvals, licenses, orders, notices or filings necessary to ensure the validity or enforceability of any security right purported or intended to be vested by or pursuant to the Note Purchase Agreement.

Sincerely yours,

NautaDutilh N.V.

Exhibit 4(a)(i)-8-

EXHIBIT A

LIST OF DEFINITIONS

“Addressees”	the Purchasers as listed in Schedule A to the Note Purchase Agreement
“Anti-Boycott Regulation”

the Council Regulation (EC) No 2271/96 of 22 November 1996 on protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom

“Articles of Association”

the articles of association (statuten) of the Dutch Company as they read after the execution of a deed of amendment dated 24 May 2017, which, according to the Extract, was the last amendment to the Company's articles of association

“Commercial Register”	the Dutch Chamber of Commerce Commercial Register
“Company”	Core Laboratories N.V.
“Corporate Documents” “Courts”	the documents listed in Exhibit B a court of any New York State or federal court sitting in the Borough of Manhattan, The City of New York
“DCC” “DCCP”	the Dutch Civil Code (Burgerlijk Wetboek) the Dutch Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering)
“Deed of Incorporation”	the deed of incorporation (akte van oprichting) of the Company, dated 8 August 1994
“Exhibit”	an exhibit to this opinion letter
“Extract” “The Netherlands” “Note” or “Notes”

an extract, dated [•], relating to the Company, obtained from the Commercial Register the European territory of the Kingdom of the Netherlands

$45,000,000 4.09% Senior Notes Series A due January 12, 2026 and $15,000,000 4.38% Senior Notes Series B due January 12, 2028

Exhibit 4(a)(i)-9-

“Note Purchase Agreement”

a copy of the note purchase agreement, dated October 16, 2020, made among Core Laboratories (U.S.) Interests Holdings, Inc. as issuer, the Company as parent guarantor and the Purchasers (as defined therein), relating to the issuance of $45,000,000 4.09% Senior Notes Series A due January 12, 2026 and $15,000,000 4.38% Senior Notes Series B due January 12, 2028 (together, the “Notes”) by Core Laboratories (U.S.) Interests Holdings, Inc. (footer: Core Labs Note Purchase Agreement (2020 NPA) 4814-4142-2518 v29.docx 4319729)

“Insolvency Proceedings”	any insolvency proceedings within the meaning of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast) listed in Annex A thereto.
“Insolvency Registers” “Lugano II Convention”

the online central insolvency register (Centraal Insolventie Register) and the online EU Insolvency Register (Centraal Insolventie Register-EU Registraties) held by the Council for the Administration of Justice (Raad voor de Rechtspraak)

the Convention of 30 October 2007 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters

“NautaDutilh”	NautaDutilh N.V.
“the Netherlands”	the European territory of the Kingdom of the Netherlands
“Resolution” “Secretary's Certificate”	the document containing the resolutions of the Company's managing board (bestuur), dated [•] the Secretary's Certificate signed by [•], dated [•]

Exhibit 4(a)(i)-10-

EXHIBIT B

LIST OF CORPORATE DOCUMENTS

1.	an electronic copy of the Deed of Incorporation;
2.	an electronic copy of the Articles of Association;
3.	an online print-out of the Extract;
4.	[a pdf copy of the Resolution];
5.	[a pdf copy of the Secretary's Certificate].

Exhibit 4(a)(i)-11-

Form of Opinion of Special Counsel
for The Purchasers

[To Be Provided on a Case by Case Basis]

Exhibit 4.4(b)

(to Note Purchase Agreement)